EXHIBIT 99.2
                METALDYNE CORPORATION CONSOLIDATED BALANCE SHEET
                     DECEMBER 29, 2002 AND DECEMBER 31, 2001

                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                               2002                     2001
                                                                                          --------------           ---------
                                         ASSETS

    Current Assets:
         Cash and cash equivalents .................................................        $    19,130              $        --
            Receivables, net:
            Trade, net of allowance for doubtful accounts ..........................            147,670                   92,380
            Affiliates .............................................................             27,820                       --
            Other ..................................................................             11,380                   11,780
                                                                                            -----------              -----------

             Total receivables, net ................................................        $   186,870              $   104,160
         Inventories ...............................................................             76,820                  162,660
         Deferred and refundable income taxes ......................................             23,550                   13,630
         Prepaid expenses and other assets .........................................             29,140                   37,390
                                                                                            -----------              -----------

             Total current assets ..................................................        $   335,510              $   317,840
    Equity investments in affiliates ...............................................            147,710                   17,130
    Property and equipment, net ....................................................            697,510                  898,020
    Excess of cost over net assets of acquired companies ...........................            552,100                1,056,920
    Intangible and other assets ....................................................            286,220                  656,250
                                                                                            -----------              -----------

             Total assets ..........................................................         $2,019,050               $2,946,160
                                                                                            ===========              ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
         Accounts payable ..........................................................        $   186,440              $   168,150
         Accrued liabilities .......................................................            108,330                  172,580
         Current maturities, long-term debt ........................................             99,900                   42,700
                                                                                            -----------              -----------

             Total current liabilities .............................................        $   394,670              $   383,430
    Long-term debt .................................................................            668,960                1,358,920
    Deferred income taxes ..........................................................            146,510                  329,810
    Other long-term liabilities ....................................................            143,300                  164,110
                                                                                            -----------              -----------

             Total liabilities .....................................................        $ 1,353,440              $ 2,236,270
                                                                                             ----------               ----------

    Redeemable preferred stock, 545,154 shares outstanding .........................             64,510                   55,160
    Redeemable restricted common stock, 1.7 million and 2.6 million shares
         outstanding, respectively .................................................             23,790                   32,760
    Less: Restricted unamortized stock awards ......................................             (3,120)                 (12,060)
                                                                                            ------------             ------------

             Total redeemable stock ................................................        $    85,180              $    75,860
                                                                                             ----------               ----------

    Shareholders' equity:
    Preferred stock (non-redeemable), $1 par, Authorized: 25 million;
      Outstanding: None ............................................................        $        --              $        --
    Common stock, $1 par, Authorized: 250 million;
      Outstanding: 42.6 million.....................................................             42,650                   42,570
    Paid-in capital ................................................................            684,870                  679,670
    Accumulated deficit ............................................................           (147,100)                 (76,440)
    Accumulated other comprehensive income (loss) ..................................                 10                  (11,770)
                                                                                            -----------              ------------

             Total shareholders' equity ............................................            580,430                  634,030
                                                                                            -----------              -----------

             Total liabilities, redeemable stock and shareholders' equity ..........        $ 2,019,050              $ 2,946,160
                                                                                             ==========               ==========

The accompanying notes are an integral part of the consolidated financial statements.

                              METALDYNE CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS

                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                                          PRE
                                                                                                                      ACQUISITION
                                                                                  POST ACQUISITION BASIS                 BASIS
                                                                         ------------------------------------------  ---------------
                                                                          Year Ended     Year Ended    Nov 28, 2000    Jan 1, 2000 -
                                                                         Dec 29, 2002   Dec 31, 2001   Dec 31, 2000    Nov 27, 2000
                                                                         ------------   ------------   ------------    ------------

Net sales ............................................................... $ 1,793,350    $ 2,127,830    $   104,770     $ 1,545,390
Cost of sales ...........................................................  (1,494,230)    (1,735,660)       (93,610)     (1,163,550)
                                                                          -----------    -----------    -----------     -----------

         Gross profit ...................................................     299,120        392,170         11,160         381,840
Selling, general and administrative expenses ............................    (176,680)      (257,190)       (35,970)       (191,890)
Gain (charge) on disposition of businesses, net .........................        --             --             --               680
Legacy restricted stock award expense ...................................      (4,880)        (7,930)        (1,220)         (5,330)
Restructuring charges ...................................................      (3,470)          --             --              --
                                                                          -----------    -----------    -----------     -----------
         Operating profit (loss) ........................................     114,090        127,050        (26,030)        185,300
                                                                          -----------    -----------    -----------     -----------
Other income (expense), net:
     Interest expense ...................................................     (91,060)      (148,160)       (14,440)        (78,510)
     Loss on repurchase of debentures and early retirement of term
        loans ...........................................................     (68,860)          --             --              --
     Loss on interest  rate  arrangements  upon early  retirement of
        term loans ......................................................      (7,550)          --             --              --
     Equity earnings (loss) from affiliates, net ........................      (1,410)        (8,930)        (1,000)         10,820
     Gain (charge) from disposition of, or changes in, investments
       in equity affiliates .............................................        --             --             --            27,520
     Income related to the termination of interest rate swap agreements .        --             --             --            12,940
     Other, net .........................................................      (9,100)       (17,890)        (1,130)         (1,400)
                                                                          -----------    -----------    -----------     -----------

         Other expense, net .............................................    (177,980)      (174,980)       (16,570)        (28,630)
                                                                          -----------    -----------    -----------     -----------

Income (loss) before income taxes, extraordinary charge and cumulative
     effect of change in accounting principle ...........................     (63,890)       (47,930)       (42,600)        156,670
Income tax expense (benefit) ............................................     (38,980)        (4,600)       (15,730)         61,370
                                                                          -----------    -----------    -----------     -----------
Income (loss) before extraordinary charge and cumulative effect of
     change in accounting principle .....................................     (24,910)       (43,330)       (26,870)         95,300
Extraordinary charge, net of taxes of $7,930 ............................        --             --             --           (36,330)
Cumulative effect of change in recognition and measurement of
     goodwill impairment ................................................     (36,630)          --             --              --
                                                                          -----------    -----------    -----------     -----------
Net income (loss) .......................................................     (61,540)       (43,330)       (26,870)         58,970
Preferred stock dividends ...............................................       9,120          5,850            390            --
                                                                          -----------    -----------    -----------     -----------

         Earnings (loss) attributable to common stock ................... $   (70,660)   $   (49,180)   $   (27,260)    $    58,970
                                                                          ===========    ===========    ===========     ===========

                                                                          Year Ended     Year Ended    Nov 28, 2000    Jan 1, 2000 -
                                                                         Dec 29, 2002   Dec 31, 2001   Dec 31, 2000    Nov 27, 2000
                                                                         ------------   ------------   ------------    ------------

Basic earnings (loss) per share:
     Before extraordinary charge and cumulative effect of change in
       accounting principle less preferred stock dividends .............  $   (0.80)     $     (1.16)   $  (0.79)       $    2.33
     Extraordinary charge ..............................................        ---              ---        ---             (0.89)

     Cumulative effect of change in recognition and measurement of
       goodwill impairment .............................................      (0.86)             ---        ---               ---
                                                                          ----------     -----------    ---------       ---------
     Net income (loss) attributable to common stock ....................  $   (1.66)     $     (1.16)   $  (0.79)       $    1.44
                                                                          ==========     ============   =========       =========

Diluted earnings (loss) per share:
     Before extraordinary charge and cumulative effect of change in
       accounting principle less preferred stock dividends .............  $   (0.80)     $     (1.16)   $  (0.79)       $    1.89
     Extraordinary charge ..............................................        ---              ---        ---             (0.66)

     Cumulative effect of change in recognition and measurement of
       goodwill impairment  ............................................      (0.86)             ---        ---               ---
                                                                          ----------     -----------    ---------       ---------
     Net income (loss) attributable to common stock ....................  $   (1.66)     $     (1.16)   $  (0.79)       $    1.23
                                                                          ==========     ============   =========       =========

The accompanying notes are an integral part of the consolidated financial statements.

                              METALDYNE CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                                           Pre
                                                                                                                       Acquisition
                                                                                         Post Acquisition Basis           Basis
                                                                             --------------------------------------- ---------------
                                                                             Year Ended     Year Ended   Nov 28, 2000   Jan 1, 2000
(Amounts in Thousands)                                                      Dec 29, 2002   Dec 31, 2001  Dec 31, 2000   Nov 27, 2000
                                                                            ------------   ------------  ------------   ------------

Operating activities:
    Net income (loss) .....................................................  $   (61,540)  $   (43,330)  $   (26,870)  $    95,300
    Adjustments to reconcile net cash provided by (used for) operating activities:
       Depreciation and amortization in operating profit ..................      108,790       159,420        10,990        72,530
       Legacy stock award expense .........................................        4,880         7,930         1,220         5,330
       Debt fee amortization ..............................................        4,770        11,610           550         4,490
       Deferred income taxes ..............................................       (7,270)       13,210         6,380        18,650
       Non-cash interest expense (interest accretion) .....................       12,990        17,500         1,360          --
       Loss on interest rate arrangements .................................        7,550          --            --            --
       Tax refund receivable ..............................................      (20,000)         --            --            --
       Cumulative effect of change in recognition and measurement of
          goodwill impairment .............................................       36,630          --            --            --
       Loss on repurchase of debentures and early retirement of term loans        68,860          --            --            --
       (Gain) charge from disposition or other changes in investments in
          equity affiliates ...............................................         --            --            --         (27,520)
       Equity (earnings) losses, net of dividends .........................        1,410         8,930         1,010       (11,980)
       Gain on interest swap settlement ...................................         --            --            --         (15,820)
       Other, net .........................................................         (310)      (19,000)       23,570       (21,740)
       Changes in assets and liabilities, net of acquisition/
          disposition of business:
       Accounts receivable ................................................      (10,770)       31,870        38,310       (11,980)
       Net proceeds from and repayments of accounts receivable sale .......      167,360)       16,860        36,000       118,500
       Inventory ..........................................................       (5,390)       36,340        (2,020)       10,090
       Prepaid expenses and other current assets ..........................      (13,870)        6,670          (220)       (9,510)
       Accounts payable and accrued expenses ..............................      (20,860)      (76,780)      (95,160)       71,590
                                                                             -----------   -----------   -----------   -----------
                       Total change in assets and liabilities .............     (218,250)       14,960       (23,090)      178,690
                                                                             -----------   -----------   -----------   -----------
       Net cash provided by (used for) operating activities ...............      (61,490)      171,230        (4,880)      297,930
                                                                             -----------   -----------   -----------   -----------
Investing activities:
       Capital expenditures ...............................................     (126,670)     (118,020)       (9,160)      (97,850)
       Proceeds from disposition of business ..............................      840,000          --            --           3,200
       Acquisition of business, net of cash received ......................         --         (83,320)     (365,170)      (21,330)
       Proceeds from sale of equity investments ...........................         --            --            --         123,920
       Proceeds from sale/leaseback of fixed assets .......................       52,180        84,660        43,590         7,500
       Other, net .........................................................         --           5,060          --         (14,980)
                                                                             -----------   -----------   -----------   -----------
       Net cash provided by (used for) investing activities ...............      765,510      (111,620)     (330,740)          460
Financing activities:
       Proceeds from borrowings of term loan facilities ...................      400,000        44,250       200,000     1,000,000
       Principal payments on borrowings of term loan facilities ...........   (1,112,450)      (81,990)      (50,000)     (470,000)
       Proceeds from borrowings of revolving credit facility ..............      324,800        23,560        39,000       388,000
       Principal payments on borrowings of revolving credit facility ......     (324,800)      (48,750)      (30,000)     (890,810)
       Proceeds from borrowings of senior subordinated notes, due 2012 ....      250,000          --            --            --
       Principal payments on borrowings of convertible subordinated debentures, due 2003 (net of  $1.2 million non-cash portion of
       repurchase) ........................................................     (205,290)         --            --            --
       Proceeds from borrowing of other debt ..............................        7,250        59,160        62,470        43,110
       Principal payments on borrowing of other debt ......................       (5,820)      (84,760)       (2,600)     (128,160)
       Capitalization of debt refinancing fees ............................      (12,100)         --            --            --
       Prepayment costs of early extinguishment of debt ...................       (6,480)         --            --            --
       Debt issuance costs ................................................         --            --            --         (41,470)
       Investment from Heartland Investment Group .........................         --            --            --         435,220
       Retirement of common stock .........................................         --            --            --        (584,830)
       Proceeds from issuance of common stock .............................         --            --         126,110          --
       Dividends paid .....................................................         --            --            (390)      (10,740)
       Purchase accounting transaction costs ..............................         --            --            --         (39,580)
       Proceeds from interest rate swap settlement ........................         --            --            --          15,820
       Other, net .........................................................         --           2,600         3,320        (5,410)
                                                                             -----------   -----------   -----------   -----------
       Net cash provided by (used for) financing activities ...............     (684,890)      (85,930)      347,910      (288,850)
                                                                             -----------   -----------   -----------   -----------
Net increase (decrease) in cash ...........................................       19,130       (26,320)       12,290         9,540
Cash and cash equivalents, beginning of year ..............................         --          26,320        14,030         4,490
                                                                             -----------   -----------   -----------   -----------
Cash and cash equivalents, end of year ....................................  $    19,130   $      --     $    26,320   $    14,030
                                                                             ===========   ===========   ===========   ===========
Supplementary cash flow information:
    Cash paid (refunded) for income taxes, net ............................  $    (2,900)  $   (15,380)  $    16,500   $     1,500
    Cash paid for interest ................................................  $   104,830   $   133,120   $    17,250   $    76,160
Operating activities:

The accompanying notes are an integral part of the consolidated financial statements.

                              METALDYNE CORPORATION
                     CONSOLIDATED STATEMENT OF SHAREHOLDERS'
           EQUITY FOR THE YEARS ENDED DECEMBER 29, 2002, DECEMBER 31,
                          2001, THE 34-DAY PERIOD ENDED
        DECEMBER 31, 2000 AND THE 331 DAY PERIOD ENDED NOVEMBER 27, 2000

                                                                          OTHER COMPREHENSIVE INCOME                        (IN
                                                                          --------------------------                    THOUSANDS)
                                                                       FOREIGN
                                                                       CURRENCY   MINIMUM                  RESTRICTED      TOTAL
                               PREFERRED  COMMON   PAID-IN  RETAINED  TRANSLATION  PENSION  INTEREST RATE     STOCK    SHAREHOLDERS'
                                 STOCK     STOCK   CAPITAL  EARNINGS   AND OTHER  LIABILITY ARRANGEMENTS      AWARDS       EQUITY
                               ---------  ------- --------  -------- - --------- ---------- ------------    ---------- -------------

Balances, January 1, 2000  ...      --     $44,640            $324,290   $(14,870) $(10,000)                 $(43,680)     $300,380

   Comprehensive income:
     Net income ..............                                  58,970                                                       58,970
     Foreign currency
       translation ...........                                            (20,690)                                          (20,690)
     Minimum pension
       liability (net of  tax,
     $(2,800) ) ..............                                                       (4,900)                                 (4,900)
                                                                                                                            -------
       Total comprehensive
         income ..............                                                                                               33,380
     Common stock dividends ..                                 (10,740)                                                     (10,740)
     Exercise of stock
       options ...............                 150      650                                                                     800
     Retirement of shares,
       net ...................             (34,780)    (650)  (114,880)                                                    (150,310)
     Issuance of shares ......                                                                                   (180)         (180)
                                  ------   ------- --------  ---------  --------- --------    --------       --------      --------
Balances, November 27, 2000 ..    $ --     $10,010 $    --   $257,640   $(35,560) $(14,900)   $  --          $(43,860)     $173,330
                                  ======   ======= ========  =========  ========= ========    ========       ========      ========
New basis beginning equity,
  November 28, 2000 ..........      --     $31,210 $496,210      --         --        --         --             --         $527,420
   Comprehensive income:
     Net loss ................                                $(26,870)                                                     (26,870)
     Foreign currency
       translation ...........                                            $10,070                                            10,070
                                                                                                                             ------
       Total Comprehensive
         loss                                                                                                               (16,800)
     Preferred stock
        dividends ............                                    (390)                                                        (390)
     Issuance of shares ......               7,460  121,570                                                                 129,030
                                  ------   ------- --------  ---------    -------  --------   --------       --------      --------
Balances, December 31, 2000 ..      --      38,670  617,780    (27,260)    10,070       --         --           --          639,260
   Comprehensive income:
     Net loss ................                                 (43,330)                                                     (43,330)
     Foreign currency
       translation ...........                                             (8,660)                                           (8,660)
     Interest rate
       arrangements ..........                                                                  (5,870)                      (5,870)
     Minimum pension
     liability (net of tax,
       $(4,290)) .............                                                       (7,310)                                 (7,310)
                                                                                                                            -------
       Total comprehensive
         loss                                                                                                               (65,170)
     Preferred stock
       dividends .............                                  (5,850)                                                      (5,850)
     Issuance of shares ......               3,900   61,890                                                                  65,790
                                  ------   ------- --------  ---------    -------  --------   --------       --------      --------
Balances, December 31, 2001 ..    $ --     $42,570 $679,670   $(76,440)    $1,410   $(7,310)   $(5,870)      $  --          $634,030
   Comprehensive income:
     Net loss ................                                 (61,540)                                                     (61,540)
     Foreign currency
       translation ..........                                              39,160                                            39,160
     Interest rate
       arrangements (net of
       tax, $(380))..........                                                                     5,100                        5,100
     Minimum pension
     liability (net of tax,                                                         (30,570)                                (30,570)
     $(17,960))...............
     Impact of TriMas
       disposition ...........                                             (1,910)                                           (1,910)
                                                                                                                            -------
       Total comprehensive
         loss ................                                                                                              (49,760)
     Preferred stock
       dividends .............                                  (9,120)                                                      (9,120)
     Exercise of
       restricted stock awards                        4,270                                                                   4,270
     Issuance of shares ......                  80      930                                                                   1,010
                                  ------   ------- --------  ---------  ---------  --------   --------       --------      --------
Balances, December 31, 2002 ..    $        $42,650 $684,870  $(147,100) $  38,660  $(37,880)  $   (770)      $  --         $580,430
                                  ======   ======= ========  =========  =========  ========   ========       ========      ========

The accompanying notes are an integral part of the consolidated financial statements.

                              METALDYNE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    RECAPITALIZATION AND CHANGE IN ACCOUNTING BASIS

     RECAPITALIZATION OF METALDYNE CORPORATION ("METALDYNE" OR THE "COMPANY")

     On November 28, 2000, a recapitalization of the Company was consummated in accordance with the terms of a recapitalization agreement as a result of which each issued and outstanding share of the Company's publicly traded common stock at the time of the recapitalization was converted into the right to receive $16.90 in cash (approximately $585 million in the aggregate) plus additional cash amounts, if any, based upon the net proceeds from any future disposition of the stock of Saturn Electronics &
     Engineering, Inc. ("Saturn") owned by the Company. In connection with the recapitalization, Masco Corporation, Richard A. Manoogian and certain of the Company's other stockholders agreed to roll over a portion of their investment in the Company and consequently remain as stockholders. As a result of the recapitalization, the Company is controlled by Heartland
     Industrial Partners L.P. ("Heartland") and its co-investors.

     The recapitalization was completed by a merger of the Company with
     Riverside Acquisition Corporation, with the Company being the surviving entity. At the same time, substantially all of the assets of the Company were contributed to a new wholly owned subsidiary entity, Metalync Company,
     LLC (now known as Metaldyne Company, LLC) ("LLC"), including operating assets and stock in subsidiaries. In addition, the LLC assumed the obligation to pay the principal and interest on the 4.5% debentures due in
     2003, although the Company remains responsible.

     In connection with the recapitalization, Heartland, Credit Suisse First
     Boston Equity Partners, L.P., certain legacy stockholders, their various affiliates and certain other stockholders of the Company, entered into a
     Shareholders' Agreement regarding their ownership of the Company's common stock. Owners of an aggregate of approximately 90% of the Company's outstanding common stock are party to the Shareholders' Agreement, which imposes certain restrictions on, and rights with respect to the transfer of, Company Common Stock. The Agreement also entitles the shareholders to certain rights regarding corporate governance of the Company.

     Prior to the completion of and in connection with the recapitalization transaction under which our common stock became privately held, the Company agreed to pay approximately $44 million of transaction related costs. These costs were recorded as an extraordinary loss of $36 million, net of $8 million tax expense for the period ended November 28, 2000.

     CHANGE IN ACCOUNTING BASIS

     At the time of the recapitalization and in compliance with the provisions of Staff Accounting Bulletin 54 (Topic 5-J), we elected to account for the transaction on a carry-over basis, rather than as a purchase requiring that we establish a new basis in our assets and our liabilities, due to the continuing interest of certain of our former security holders and the continued listing of our subordinated debentures on the New York Stock
     Exchange (NYSE) which were registered under the Securities Exchange Act of
     1934. In December 2001, our debentures were de-listed with the NYSE and de-registered under the Exchange Act. We have determined that the effect of these actions is to require that, effective November 28, 2000, we retroactively adopt purchase accounting for the recapitalization transaction during our fourth quarter 2001. The pre-acquisition basis financial information for the periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis.

     On November 28, 2000, the Company was acquired by Heartland and its co-investors for approximately $435 million in cash and the assumption of
     $1,300 million in debt. In order to effect the acquisition, new common and preferred shares valued at $125 million were issued to certain legacy stockholders and certain other continuing shareholders of the acquired company.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.   ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions have been eliminated. Corporations that are 20 to 50 percent owned are accounted for by the equity method of accounting; ownership less than 20% is accounted for on the cost basis unless the Company exercises significant influence over the investee.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting periods.
     Actual results may differ from such estimates and assumptions.

     Cash and Cash Investments. The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash and cash investments.

     Derivative Financial Instruments. The Company has entered into interest rate protection agreements to limit the effect of changes in the interest rates on any floating rate debt. All derivative instruments are recognized as assets or liabilities on the balance sheet and measured at fair value.
     Changes in fair value are recognized currently in earnings unless the instrument qualifies for hedge accounting. Instruments used as hedges must be effective at reducing the risks associated with the underlying exposure and must be designated as a hedge at the inception of the contract. Under hedge accounting, changes are recorded as a component of other comprehensive income to the extent the hedge is considered effective.

     Receivables. Receivables are presented net of allowances for doubtful accounts of approximately $3.1 million and $5.4 million at December 29,
     2002 and December 31, 2001, respectively. The Company conducts a significant amount of business with a number of individual customers in the automotive industry. The Company monitors its exposure for credit losses and maintains adequate allowances for doubtful accounts; the Company does not believe that significant credit risk exists. In accordance with the
     Company's accounts receivable securitization (see Note 8), trade accounts receivable of substantially all domestic business operations are sold, on an ongoing basis, to MTSPC, Inc., a wholly owned subsidiary of the Company.

     Inventories. Inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method.

     Property and Equipment, Net. Property and equipment additions, including significant betterments, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.
     Repair and maintenance costs are charged to expense as incurred.

     Depreciation, Amortization and Impairment of Long-Lived Assets.
     Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and land improvements, 2.5% to 10%, and machinery and equipment, 6.7% to 33.3%. Deferred financing costs are amortized over the lives of the related debt securities. Deferred losses on sale-leasebacks are amortized over the life of the respective lease, which range from 3.5 to 20 years. Amortization expense of deferred losses on sale-leasebacks was
     $11.2 million and $6.1 million for the years ended December 29, 2002 and
     December 31, 2001, respectively, and is included in cost of sales.
     Unamortized deferred losses on sale-leasebacks are $31 million and $40 million at December 29, 2002 and December 31, 2001, respectively.

     Customer contracts are amortized over a period from 6 years to 40 years depending upon the nature of the underlying contract. Trademarks/trade names are amortized over a 40-year period, while technology and other intangibles are amortized over a period between 3 and 30 years. At December
     29, 2002 and December 31, 2001, accumulated amortization of intangible assets was approximately $45 million and $39 million, respectively. Total amortization expense, including amortization of stock awards and deferred losses related to sale-leaseback transactions, was approximately $44 million, $89 million and $30 million in 2002, 2001 and eleven months of
     2000, respectively.

     Management periodically reviews long-lived assets, including other intangible assets, for potential impairment whenever events or changes in circumstances indicate. Fair value of all other long-lived assets is determined based on useful lives, cash flows and profitability projections.
     An impairment loss would be recognized if the review indicates that the carrying value of the asset exceeds the fair value.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Goodwill. Prior to 2002, the Company amortized goodwill over 40 years. As of January 1, 2002, the Company adopted Statement of Financial Accounting
     Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" and
     ceased amortizing goodwill. Beginning in 2002, the Company tests goodwill for impairment on an annual basis, unless conditions exist which would require a more frequent evaluation. In assessing the recoverability of goodwill, projections regarding estimated future cash flows and other factors are made to determine the fair value of the respective assets. The
     Company may be required to record impairment charges for goodwill if these estimates or related projections change in the future.

     Foreign Currency Translation. The financial statements of subsidiaries outside of the United States ("U.S.") located in non-highly inflationary economies are measured using the currency of the primary economic environment in which they operate as the functional currency, which for the most part represents the local currency. Transaction gains and losses are included in net earnings. When translating into U.S. dollars, income and expense items are translated at average monthly rates of exchange and assets and liabilities are translated at the rates of exchange at the balance sheet date. Translation adjustments resulting from translating the functional currency into U.S. dollars are deferred as a component of accumulated other comprehensive income (loss) in shareholders' equity. For subsidiaries operating in highly inflationary economies, non-monetary assets are translated into U.S. dollars at historical exchange rates.
     Translation adjustments for these subsidiaries are included in net earnings.

     Pension Plans and Postretirement Benefits Other Than Pensions. Annual net
     periodic pension expense and benefit liabilities under defined benefit pension plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, the Company reviews the actual experience compared to the more significant assumptions used and make adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience.
     Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and it is the Company's policy to pay these benefits as they become due.

     Shipping and Handling Fees and Costs. A portion of shipping and handling fees is included in the selling, general and administrative expenses category in the consolidated statement of income. Shipping and handling expenses included in selling, general and administrative accounts were
     $17.6 million, $23.8 million and $19.9 million in 2002, 2001, and eleven months of 2000, respectively.

     Reclassifications. Certain prior year amounts have been reclassified to reflect current year classification. These reclasses include minor adjustments between goodwill, fixed assets and deferred tax liabilities in the consolidated balance sheet and other expense and operating income in the statement of operations.

     New Accounting Pronouncements. Effective January 1, 2002, the Company
     adopted SFAS No. 144, "Accounting for the impairment or Disposal of Long
     Lived Assets." Under SFAS No. 144, a single accounting method was established for long-lived assets to be disposed. SFAS No. 144 requires the
     Company to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and the loss is the difference between the carrying amount and fair value. The adoption of this Statement did not have any impact on the financial position and results of operations of the Company.

     In April 2002, the Financial Accounting Standards Board ("FASB") issued
     SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment
     of FASB Statement No. 13, and Technical Corrections." With the rescission of SFAS No. 4 and 64, only gains and losses from extinguishments of debt that meet the criteria of APB Opinion No. 30 would be classified as extraordinary items. This statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends SFAS No.
     13, "Accounting for Leases," to eliminate the inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May
     15, 2002. As a result of the Company's adoption of SFAS No. 145 on December
     30, 2002 (see Note 30), the $68.9 million ($43.4 million, net of taxes of
     $25.5 million) loss on the early extinguishment of debt recorded for the year ended December 29, 2002, has been reclassified as "loss on repurchase and early retirement of term loans" in other expense, net in the Company's consolidated statement of operations.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs
     Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of the commitment to an exit or disposal plan. SFAS No. 146 is effective for all exit or disposal activities initiated after December 29, 2002. The Company is currently reviewing the provisions of this Statement and will adopt it effective with the Company's 2003 fiscal year.

     In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45,
     "Guarantors Accounting and Disclosure Requirements for Guarantees,
     Including Indirect Guarantees of Indebtedness of Others." FIN No. 45
     clarifies disclosures that are required to be made for certain guarantees and establishes a requirement to record a liability at fair value for certain guarantees at the time of the guarantee's issuance. The disclosure requirements of FIN No. 45 have been applied in the Company's 2002 financial statements. The requirement to record a liability applies to guarantees issued or modified after December 31, 2002. The Company does not believe the adoption of this portion of the Interpretation will have a material effect on its financial condition or results of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable
     Interest Entities, an Interpretation of ARB 51." FIN No. 46 requires that the primary beneficiary in a variable interest entity consolidate the entity even if the primary beneficiary does not have a majority voting interest. The consolidation requirements of this Interpretation are required to be implemented for any variable interest entity created on or after January 31, 2003. In addition, FIN No. 46 requires disclosure of information regarding guarantees or exposures to loss relating to any variable interest entity existing prior to January 31, 2003 in financial statements issued after January 31, 2003. The Company is currently reviewing certain potential variable interest entities, which are lessors under some of the Company's operating lease agreements as well as its accounts receivable securitization facility to determine the impact of FIN
     46. The Company has not yet determined the impact FIN 46 will have on its financial position or results of operations.

     Accounting for Stock-Based Compensation. In December 2002, the FASB issued
     SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and
     Disclosure -- an amendment of FASB Statement No. 123." SFAS No. 148 amends
     SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted SFAS No. 148 effective for the fiscal year ended December 29, 2002.

     The following disclosure for the financial statements for the year ended
     December 29, 2002 assumes that the Company continues to account for stock-based employee compensation using the intrinsic value method under
     Accounting Principles Board ("APB") No. 25.

     At December 29, 2002, the Company has one stock-based employee compensation plan, which is described more fully in Note 19. The Company accounts for this plan under the recognition and measurement principles of APB No. 25,
     "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the
     Company had applied the fair value recognition provisions of SFAS No. 123,
     "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                             NOVEMBER 28, 2000   JANUARY 1, 2000 -
                                                   DECEMBER 29, 2002     DECEMBER 31, 2001  - DECEMBER 31, 2000  NOVEMBER 27, 2000
                                                   -----------------     -----------------    -----------------  -----------------

    Net  income  (loss)  attributable  to
      common stock, as reported ...................      $(70,660)           $ (49,180)         $ (27,260)             $ 58,970
    Deduct: Total stock-based employee
      compensation expense  determined under fair
      value based method for all awards, net of
      related tax effects ........................        (1,950)              (1,710)               --                --
    Pro forma net income (loss)  attributable  to       ---------           ---------          ----------             --------
      common stock................................      $(72,610)           $ (50,890)         $ (27,260)             $ 58,970
                                                        =========           ==========         ==========             ========
    Earnings (loss) per share:
       Basic - as reported .....................       $   (1.66)           $   (1.16)         $   (0.79)             $   1.44
                                                       ==========           ==========         =========              ========
       Basic - pro forma for stock-based
       compensation.............................       $   (1.70)           $   (1.20)         $   (0.79)             $   1.44
                                                       ==========           ==========         =========              ========
       Diluted - as reported ...................       $   (1.66)           $   (1.16)         $   (0.79)             $   1.23
                                                       ==========           ==========         =========              ========
       Diluted - pro forma for stock-based
       compensation ............................       $   (1.70)           $   (1.20)         $   (0.79)             $   1.23
                                                       ==========           ==========         =========              ========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.   EARNINGS PER SHARE

     The following reconciles the numerators and denominators used in the computations of basic and diluted earnings per common share:

                                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                             NOVEMBER 28, 2000 -    JANUARY 1, 2000 -
                                                       2002         2001      DECEMBER 31, 2000      NOVEMBER 27, 2000
                                                     --------     --------   -------------------    -------------------

Weighted average number of shares outstanding ...      42,650       42,570            34,670                 40,970
                                                     ========     ========          ========               ========
Income (loss) before extraordinary charge and
   cumulative effect of change in accounting
   principle ....................................    $(24,910)    $(43,330)         $(26,870)              $ 95,300
Loss on extraordinary charge ....................        --           --                --                  (36,330)
Cumulative effect of change in recognition and
   measurement of goodwill impairment ...........     (36,630)        --                --                     --
                                                     --------     --------          --------               --------
Net income (loss) ...............................     (61,540)     (43,330)          (26,870)              $ 58,970
Less: Preferred stock dividends .................       9,120        5,850               390                   --
                                                     --------     --------          --------               --------
Income (loss) used for basic and diluted earnings
   per share computation ........................    $(70,660)    $(49,180)         $(27,260)              $ 58,970
                                                     ========     ========          ========               ========

Basic earnings (loss) per share:
   Before extraordinary charge and cumulative
   effect of change in accounting principle less
   preferred stock ..............................    $  (0.80)    $  (1.16)         $  (0.79)              $   2.33
   Extraordinary charge .........................        --           --                                      (0.89)

   Cumulative effect of change in recognition and
   measurement of goodwill impairment ...........       (0.86)        --                --                     --
                                                     --------     --------          --------               --------
   Net income (loss) attributable to common stock    $  (1.66)    $  (1.16)         $  (0.79)              $   1.44
                                                     ========     ========          ========               ========
                                                                                                              (1.66)
Total shares used for basic earnings per share
   computation ..................................      42,650       42,570            34,670                 40,970
Dilutive securities:
   Stock options ................................    $   --           --                --                 $    380
   Convertible debentures .......................        --           --                --                    9,840
Contingently issuable shares ....................        --           --                --                    3,740
                                                     --------     --------          --------               --------
Total shares used for diluted earnings per share
   computation..................................     $ 42,650       42,570            34,670                 54,930
                                                     ========     ========          ========               ========
Earnings (loss) used for basic earnings per share
   computation ..................................    $(70,660)    $(49,180)         $(27,260)              $ 58,970
Add back of debenture interest ..................        --           --                --                    8,510
                                                     --------     --------          --------               --------
Earnings (loss) used for diluted earnings per
   share computation ............................    $(70,660)    $(49,180)         $(27,260)              $ 67,480
                                                     ========     ========          ========               ========
Diluted earnings (loss) per share:
   Before extraordinary charge and cumulative
   effect of change in accounting principle less
   preferred stock ..............................    $  (0.80)    $  (1.16)         $  (0.79)              $   1.89
   Extraordinary charge .........................        --           --                --                    (0.66)
   Cumulative effect of change in recognition and
   measurement of goodwill impairment ...........       (0.86)        --                --                     --
                                                     --------     --------          --------               --------
   Net income (loss) attributable to common stock    $  (1.66)    $  (1.16)         $  (0.79)              $   1.23
                                                     ========     ========          ========               ========

     Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Excluded from the calculation of diluted earnings per share are stock options representing 2,540,000 and 2,850,000 of common shares as they had no dilutive effect at December 29, 2002 and
     December 31, 2001, respectively.

     Contingency issuable shares, representing approximately 1,710,000 and
     2,610,000 restricted common shares, have an anti-dilutive effect on earnings per share for the years ended December 29, 2002 and December 31,
     2001, respectively.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.   SUPPLEMENTARY CASH FLOW INFORMATION

     Significant transactions not affecting cash were: in 2002, the cumulative effective of change in recognition and measurement of goodwill impairment of $36.6 million and the loss on early extinguishment of debt of $62.4 million ($68.9 million including cash portion); in 2001, the issuance of approximately $65.4 million and $18.5 of Company common stock and redeemable preferred stock, respectively, related to the acquisition of
     GMTI; and in 2000, the issuance of approximately $8 billion of Company common stock as additional consideration related to a 1998 acquisition; the issuance of $125 million new common and redeemable preferred stock in exchange for Company common stock; the issuance of approximately $9 million of Company common stock through the conversion of restricted stock awards as part of the Heartland acquisition; the acquisition of Simpson for cash and the assumption of approximately $215 million of liabilities. Also refer to Note 6 for impact of TriMas disposition on cash flows.

5.   GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company adopted Statement of Financial
     Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets"
     and ceased amortizing goodwill. At December 29, 2002, the goodwill balance was approximately $552 million. For purposes of testing this goodwill for potential impairment, fair values were determined based upon the discounted cash flows of the reporting units using a 9.5% discount. The initial assessment for the Automotive Group indicated that the fair value of these units exceeded their corresponding carrying value. This analysis was completed again for the year ended December 29, 2002, which indicated that the fair value of these units continued to exceed their carrying values.

     The assessment for the Company's former TriMas Group indicated the carrying value of these units exceeded their fair value. A non-cash, after tax charge of $36.6 million was taken as of January 1, 2002, related to the industrial fasteners business of the former TriMas subsidiary. Sales, operating profits and cash flows for this TriMas owned business were lower than expected beginning in the first quarter of 2001, due to the overall economic downturn and cyclical declines in certain markets for industrial fastener products. Based on that trend, the earnings and cash flow forecasts for the next five years indicated the goodwill impairment loss.
     Consistent with the requirements of SFAS No. 142, the Company recognized this impairment charge as the cumulative effect of change in accounting principle as of January 1, 2002.

     The effect of adoption of SFAS No. 142 on the Company's results of operations for the year ended December 31, 2001 is as follows. The year ended December 29, 2002 is included for comparison purposes.

                                                                                                    (IN THOUSANDS)
                                                                                         DECEMBER 29,         DECEMBER 31,
                                                                                              2002                 2001
                                                                                         --------------       ---------

      Loss before cumulative effect of change in accounting principle..............         $(24,910)            $(43,330)
      Cumulative effect of change in accounting principle .........................          (36,630)                 ---
                                                                                            ---------            --------
      Net loss ....................................................................          (61,540)             (43,330)
      Add back:  goodwill amortization, net of taxes ..............................              ---               26,580
                                                                                            --------             --------
      Net loss, as adjusted .......................................................          (61,540)             (16,750)
      Less: Preferred stock dividends .............................................            9,120                5,850
                                                                                            --------             --------
      Net loss attributable to common stock, as adjusted ..........................         $(70,660)            $(22,600)
                                                                                            =========            =========
      Basic loss per share, as adjusted ...........................................         $  (1.66)            $  (0.53)
                                                                                            =========            =========
      Diluted loss per share, as adjusted .........................................         $  (1.66)            $  (0.53)
                                                                                            =========            =========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     ACQUIRED INTANGIBLE ASSETS

     The change in the gross carrying amount of acquired intangible assets is primarily attributable to the disposition of the Company's TriMas Group on
     June 6, 2002.

                                                                     (IN THOUSANDS, EXCEPT WEIGHTED AVERAGE LIFE)
                                                           AS OF DECEMBER 29, 2002                   AS OF DECEMBER 31, 2001
                                                   -------------------------------------   -----------------------------------------
                                                   GROSS                      WEIGHTED     GROSS                         WEIGHTED
                                                   CARRYING    ACCUMULATED    AVERAGE      CARRYING    ACCUMULATED       AVERAGE
                                                   AMOUNT      AMORTIZATION    LIFE        AMOUNT      AMORTIZATION      LIFE
                                                   --------    ------------   --------     ---------   ------------      -----------

    Amortized Intangible Assets:
       Customer Contracts .......................   $ 91,000    $ (20,920)    8.2 years     $ 291,500   $(19,680)         25.7 years
       Technology and Other .....................    160,820      (23,790)   14.9 years       277,690    (18,960)         14.1 years
                                                    --------    ----------                  ---------   ---------

           Total ................................   $251,820    $ (44,710)   13.6 years     $ 569,190   $(38,640)         18.8 years
                                                    ========    ==========                  =========   =========

    Aggregate Amortization Expense (Included in
    Cost of Sales):
       For the year ended December 29, 2002 .....               $  27,670

    Estimated Amortization Expense:
       For the year ending December 31, 2003 ....                  21,460
       For the year ending December 31, 2004 ....                  21,460
       For the year ending December 31, 2005 ....                  21,060
       For the year ending December 31, 2006 ....                  21,060

     GOODWILL

     The changes in the carrying amount of goodwill for the year ended December
29, 2002 are as follows:

                                                                      (IN THOUSANDS)
                                     CHASSIS        DRIVELINE         ENGINE         TRIMAS          TOTAL
                                   -----------     -----------     -----------    -----------     ----------

Balance as of January 1, 2002 .    $    67,050     $   345,100     $   116,950    $   527,820     $ 1,056,920
Exchange impact from foreign
currency ......................           --            17,920           3,430           --            21,350
Other .........................           (460)         (1,550)          3,660           --             1,650
FAS 142 impairment ............           --              --              --          (36,630)        (36,630)
TriMas disposition ............           --              --              --         (491,190)       (491,190)
                                   -----------     -----------     -----------    -----------     -----------
Balance as of December 29, 2002    $    66,590     $   361,470     $   124,040    $      --       $   552,100
                                   ===========     ===========     -----------    ===========     ===========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.   DISPOSITION OF BUSINESSES

     On June 6, 2002, the Company sold TriMas Corporation ("TriMas") common stock to Heartland Industrial Partners, L.P. ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. Pursuant to the terms of a stock purchase agreement,
     Heartland and the other investors invested approximately $265 million in cash in TriMas to acquire the 66% interest. In connection with the investment, TriMas entered into a senior credit facility and a receivables facility and issued senior subordinated notes due 2012. TriMas used borrowings under the senior credit facility and proceeds from the issuance of the notes to repay borrowings made by its subsidiaries under the
     Company's credit agreement, to repay certain debt that was owed to the
     Company and to repurchase TriMas originated receivables balances under the
     Company's receivables facility. In addition, prior to the closing, TriMas declared and paid a cash dividend to the Company equal to the difference between $840 million and the aggregate amount of such debt repayment and receivables repurchase. Consequently, as a result of the investment and the other transactions, the Company (1) received $840 million in the form of cash, debt reduction and reduced receivables facility balances and (2)
     received or retained common stock and a warrant in TriMas representing the
     Company's 34% retained interest.

     As Heartland is the Company's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and accordingly no gain or loss has been recognized. The equity investment in
     TriMas recorded at June 30, 2002 has been adjusted at December 29, 2002 to reflect the finalization of certain amounts that were estimated on the date of closing.

     The assets and liabilities of TriMas at June 6, 2002 consisted of the following (in thousands):

      Current  assets   (principally   accounts  receivable  of
      $133,050, and inventories of $93,520) .................      $   240,830
      Property and equipment, net ..........................           240,480
      Goodwill ..............................................          491,190
      Intangibles and other assets ..........................          320,300
                                                                   -----------
           Total assets .....................................      $ 1,292,800
      Current  liabilities  (principally  accounts  payable  of
      $49,890 and accrued liabilities of $53,160)............      $   120,880
      Non-current  liabilities   (principally  deferred  income
      taxes of $171,580) ....................................          211,660
                                                                   -----------
           Total liabilities ................................      $   332,540
           Net assets .......................................      $   960,260
                                                                   ===========

     TriMas is included in the Company's financial results through the date of this transaction. Effective June 6, 2002, the Company accounts for its 34%
     retained interest in TriMas under the equity method of accounting.

     As a result of the transaction, the Company or TriMas repaid approximately
     $496 million of term debt under Metaldyne's senior credit facility, repurchased approximately $206 million aggregate principal amount of its
     4.5% convertible subordinated debentures due 2003 and reduced outstanding balances under the Company's receivables facility by approximately $136 million (of which approximately $86 million relates to the elimination of the TriMas receivables base).

     In 1999, management adopted a plan to sell its specialty tubing business which resulted in a pre-tax loss of approximately $7 million and an after-tax gain of approximately $5.5 million, due to the tax basis in the net assets of the businesses exceeding book carrying values. This business was sold in January 2000 for proceeds of approximately $6 million consisting of cash and notes.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.   ACQUISITIONS AND RESTRUCTURING RELATED INTEGRATION ACTIONS

     On June 22, 2001, the Company purchased from its controlling shareholder,
     Heartland Industrial Partners ("Heartland"), Global Metal Technologies,
     Inc. ("GMTI"). GMTI is a fully integrated technology leader in aluminum die-casting with leading market positions in transmission, engine, chassis and steering components. To effect the acquisition, the Company issued common and preferred shares valued at approximately $83.9 million. In addition to securities issued, Metaldyne paid approximately $83 million, net of cash acquired, for the acquisition of GMTI. This acquisition was financed through a combination of borrowings under the Company's tranche C facility, revolving credit facility and proceeds from the sale of accounts receivable pursuant to the accounts receivable facility.

     GMTI was originally acquired by the Company's controlling shareholder,
     Heartland, on January 4, 2001 for a cash purchase price of $25 million, plus debt assumed. This transaction resulted in approximately $100 million of excess of cost over net assets. Our June 22, 2001 acquisition of GMTI has been accounted for in a manner similar to a pooling of interests since these businesses were under common control. Our results of operations for
     2001 have been adjusted to include GMTI from January 4, 2001 forward.

     On December 15, 2000, the Company acquired Simpson Industries, Inc. for total consideration of $365 million, including fees and expenses and the assumption of indebtedness. The results for 2000 include Simpson sales and operating results since the date of acquisition.

     Simpson is a designer and manufacturer of precision-engineered automotive components and modular systems for passenger and sport utility vehicles, light and heavy-duty trucks and diesel engines. For the year ended December
     31, 2000, Simpson had approximate net sales of $515 million and operating profit of $35.7 million. The acquisition was accounted for as a purchase with excess purchase price over the estimated fair value of net assets acquired of approximately $85 million.

     In 2001, the Company began to implement plans to integrate the three legacy companies into the Company's new vision, align the business units under our new operating structure and leadership team, and reformulate our cost structure to be more competitive in the marketplace. To facilitate these initiatives, the Company terminated 292 employees and closed unprofitable businesses and plants. The majority of these actions were completed in
     2001, but some are ongoing as of December 29, 2002. All employees have been terminated under this integration action. The amounts reflected represent total estimated cash payments, of which $1.9 million and $6.8 million are recorded in "Other long-term liabilities" in the Company's consolidated balance sheet at December 29, 2002 and December 31, 2001, respectively. The following table summarizes the activity for the reserves established relating to the three acquisitions, as well as additional restructuring activities in 2002. Adjustments to previously recognized acquisition related severance and exit costs were reversed to goodwill.

     As discussed in Note 6, the Company completed a divestiture of its former
     TriMas subsidiary on June 6, 2002.

     The following table provides a rollforward of the restructuring accrual related to the above restructuring actions as of December 29, 2002.

                                                                      (IN THOUSANDS)
                                                  ACQUISITION RELATED
                                                  -------------------
                                                                EXIT AND     2002 SEVERANCE
                                               SEVERANCE      INTEGRATION      AND OTHER
                                                 COSTS           COSTS         EXIT COSTS         TOTAL
                                               -----------   ------------    -------------     ----------

     Balance at December 31, 2000..........    $    53,120    $  12,000          $  --         $   65,120
     Cash payments.........................        (13,560)      (1,880)            --            (15,440)
     Asset impairment .....................          --          (3,020)            --             (3,020)
                                               -----------    ----------        ---------      ----------
     Balance at December 31, 2001..........    $    39,560    $   7,100         $   --         $   46,660
     Cash payments.........................        (16,380)      (1,850)           (420)          (18,650)
     Charges to expense....................           --            --            3,470             3,470
     Amounts assumed by TriMas ............        (11,800)      (3,520)            --            (15,320)
     Reversal of unutilized amounts .......         (3,310)         (60)            --             (3,370)
     Asset impairment .....................            --        (1,140)            --             (1,140)
                                               -----------    ----------        ---------      ----------
     Balance at December 29, 2002..........    $     8,070    $     530         $   3,050      $   11,650
                                               ===========    =========         =========      ==========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In June 2002, the Company announced the reorganization of its Engine
     Group's European operations, to streamline the engineering, manufacturing and reporting structure of its European operations. This restructuring includes the closure of a manufacturing facility in Halifax, England and termination of approximately 25 employees. In addition, the Company announced the closure of a small manufacturing location in Memphis,
     Tennessee and management restructuring within its North American engine operations, which has resulted in the termination of 12 employees.

8.   ACCOUNTS RECEIVABLE SECURITIZATION

     The Company has entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of the
     Company. MTSPC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $225 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $3.6 million and $8.1 million in 2002 and 2001, respectively, and is included in "other expense" in the Company's consolidated statement of operations. At December 29, 2002, the Company's funding under the facility was zero with $54.0 million available but not utilized. At December 31,
     2001, the Company funded approximately $167 million under the facility. The discount rate at December 29, 2002 was 2.48% compared with 3.02% at
     December 31, 2001. The usage fee under the facility is 1.5%. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility. This facility expires in November 2005.

9.   INVENTORIES

                                                   (IN THOUSANDS)
                                       DECEMBER 29, 2002      DECEMBER 31, 2001
                                       -----------------      -----------------
      Finished goods ..................    $  25,720              $  81,540
      Work in process .................       26,230                 41,060
      Raw material ....................       24,870                 40,060
                                           ---------              ---------
      Total inventories................    $  76,820              $ 162,660
                                           =========              =========

10.  EQUITY AND OTHER INVESTMENTS IN AFFILIATES

     On November 28, 2000 as part of the Heartland transaction, the Company sold all of its equity investments, except its ownership in Saturn (Saturn
     Electronics & Engineering, Inc.), for approximately $124 million.

     The Company has a 36% common equity ownership in Saturn, a privately-held manufacturer of electromechanical and electronic automotive components.
     Although no disposition of the stock of Saturn was made prior to November
     28, 2000, former holders of the Company's common stock on this date will be entitled to amounts based on net proceeds, if any, from any subsequent disposition of Saturn. The amount which will be paid to such former stockholders will equal the proceeds in excess of $18.0 million and less than or equal to $40.0 million, any proceeds in excess of $55.7 million and less than or equal to $56.7 million as well as 60% of any proceeds in excess of $56.7 million. Any other proceeds will be retained by the
     Company. As a result of these agreements, Metaldyne has suspended recognition of equity income in Saturn when these limitations apply.

     On June 6, 2002, the Company sold TriMas common stock to Heartland and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. As Heartland is the Company's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and accordingly no gain or loss has been recognized. Refer to Note
     6 for additional information regarding this transaction.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The carrying amount of investments in affiliates at December 29, 2002 and
     December 31, 2001 was $147.7 million and $17.1 million, respectively.
     Approximate combined condensed financial data of the Company's equity affiliates accounted for under the equity method are as follows:

                                                                                 (IN THOUSANDS)
                                                                       DECEMBER 29, 2002   DECEMBER 31, 2001
                                                                       -----------------   -----------------

   Current assets ..................................................      $   416,810        $   87,820
                                                                          -----------        ----------
   Long-term assets:
     Property and equipment, net....................................         275,270             48,420
     Excess of cost over net assets of acquired companies...........         538,180             26,510
     Intangible and other assets....................................         297,610             11,900
     Other assets...................................................          77,010             13,850
                                                                          ----------         ----------
   Total assets.....................................................      $1,604,880         $  188,500
                                                                          ==========         ==========

   Current liabilities..............................................      $  207,810         $  144,190
                                                                          ----------         ----------
   Long-term liabilities:
     Long-term debt.................................................         756,190             --
     Other long-term debt ..........................................         200,730              4,370
                                                                          ----------         ----------
   Total liabilities ...............................................      $1,164,730         $  148,560
                                                                          ==========         ==========

                                                                   (IN THOUSANDS)
                                                                FOR THE YEARS ENDED
                                             ----------------------------------------------------------
                                             DECEMBER 29, 2002   DECEMBER 31, 2001    DECEMBER 31, 2000
                                             -----------------   -----------------    -----------------

    Net sales .............................      $1,110,530          $ 347,450           $3,090,800
                                                 =========           =========           ==========
    Operating profit ......................      $  94,500           $   9,170           $  186,680
                                                 =========           =========           ==========
    Net income (loss) .....................      $ (27,570)          $ (24,050)          $   33,220
                                                 =========           =========           ==========

     Equity and other income from affiliates consists of the following:

                                                                                             (IN THOUSANDS)
                                                                                           FOR THE YEARS ENDED
                                                                      -------------------------------------------------------------
                                                                      DECEMBER 29, 2002   DECEMBER 31, 2001   DECEMBER 31, 2000 (a)
                                                                      -----------------   -----------------   ---------------------

    Equity and other investments in affiliates; earnings (loss).....      $  (1,410)          $(8,930)              $5,790
    Operating profit ...............................................            ---              ---                 4,020
                                                                          ----------          --------              ------
    Equity in earnings (loss) from affiliates, net .................      $  (1,410)          $(8,930)              $9,810
                                                                          ==========          ========              ======

     (a) For the period November 28-December 31, 2000, the Company recognized a
         $(1.0) million loss on equity in affiliate earnings.

11.  PROPERTY AND EQUIPMENT, NET

                                                                (IN THOUSANDS)
                                                 DECEMBER 29, 2002      DECEMBER 31, 2001
                                                 -----------------      -----------------

   COST:
   Land and land improvements..................      $  18,190              $  29,500
   Buildings ..................................        204,690                282,590
   Machinery and equipment ....................        619,020                675,900
                                                     ---------              ---------
                                                       841,900                987,990
   Less: Accumulated depreciation .............        144,390                 89,970
                                                     ---------              ---------
   Property and equipment, net.................      $ 697,510              $ 898,020
                                                     =========              =========

     Depreciation expense totaled approximately $68 million, $90 million and $53 million in 2002, 2001 and eleven months of 2000, respectively.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12.  INTANGIBLE AND OTHER ASSETS

                                                                                 (IN THOUSANDS)
                                                                  DECEMBER 29, 2002      DECEMBER 31, 2001
                                                                  -----------------      -----------------

   Customer contracts, net .....................................       $ 70,080               $271,820
   Technology and other intangibles, net .......................        137,030                258,730
   Deferred loss on sale-leaseback transactions.................         30,900                 39,510
   Deferred financing costs ....................................         11,780                 43,170
   Other .......................................................         36,430                 43,020
                                                                      ---------              ---------
   Total .......................................................      $ 286,220              $ 656,250
                                                                      =========              =========

     The technology and other intangibles category primarily represents patents and/or in-depth process knowledge embedded within the Company.

     The above long-term assets are recorded as "Intangible and other assets" in the Company's consolidated balance sheet as of December 29, 2002.

13.   ACCRUED LIABILITIES

                                                                                  (IN THOUSANDS)
                                                                   DECEMBER 29, 2002      DECEMBER 31, 2001
                                                                   -----------------      -----------------

   Workers' compensation and self insurance .....................    $   17,340             $   37,350
   Reserve for plant closures ...................................         9,750                 32,280
   Salaries, wages and commissions ..............................         3,630                  8,630
   Legacy restricted common stock ...............................        10,080                 14,520
   Vacation, holiday and bonus ..................................        19,470                 22,690
   Interest .....................................................         3,800                 17,570
   Property, payroll and other taxes ............................         7,090                 12,550
   Pension ......................................................        15,970                 13,090
   Other ........................................................        21,200                 13,900
                                                                     ----------             ----------
   Accrued liabilities...........................................    $  108,330             $  172,580
                                                                     ==========             ==========

14.  LONG-TERM DEBT

     In 2002, as a result of the TriMas divestiture, the Company repurchased
     $206 million aggregate principal amount of its 4.5% convertible subordinated debentures due 2003. These repurchases of the convertible subordinated debentures were facilitated using proceeds from the TriMas disposition transaction. As of December 29, 2002, the remaining outstanding aggregate principal amount of the 4.5% convertible subordinated debentures is $98.5 million. The carrying amount of these 4.5% convertible subordinated debentures is $91.4 million and is reported in the Company's consolidated balance sheet as of December 29, 2002. As a result of our
     November 2000 Recapitalization, the 4.5% convertible subordinated debentures are no longer convertible.

     On June 20, 2002, the Company entered into two arrangements to refinance its long-term debt. In the first arrangement, the Company issued $250 million of 11% senior subordinated notes due 2012 in a private placement under Rule 144A of the Securities Act of 1933, as amended. On October 15,
     2002, the Company filed a registration statement with the Securities and
     Exchange Commission for an exchange offer of a new issue of 11% senior subordinated notes due 2012 in exchange for the outstanding 11% senior subordinated notes due 2012. The exchange offer raised no new proceeds for the Company and was made in accordance with contractual commitments arising from the June 20, 2002 issuance. The exchange offer, which closed November
     20, 2002, allows the 11% senior subordinated notes to be transferred without restriction. Certain of the Company's domestic wholly owned subsidiaries, as defined in the related bond indenture, (the "Guarantors")
     irrevocably and unconditionally fully guarantee the 11% notes. The condensed consolidating financial information included in Note 29 presents the financial position, results of operations and cash flows of the guarantors.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In connection with the June 20, 2002 11% senior subordinated notes offering described above, the Company also amended and restated its credit facility to replace its original tranche A, B and C term loans with a new $400 million tranche D term loan payable in semi-annual installments of $0.5 million with the remaining outstanding balance due December 31, 2009. In addition to the term loan, the credit facility also includes a revolving credit facility with a total principal amount commitment of $250 million.
     At December 29, 2002, there was approximately $250 million unused and approximately $117 undrawn under the revolving credit facility. Both the senior revolving credit facility and the senior term loan facility mature
     December 31, 2009. The obligations under the credit facility are collateralized by substantially all of the Company's assets and are guaranteed by substantially all of the Company's domestic subsidiaries.

     As a result of the refinancing described above, the Company cancelled its
     $100 million subordinated loan commitment from Masco Corporation. This commitment had been established for use in the event that funds were not otherwise available to satisfy principal obligations under the 4.5%
     convertible subordinated debentures at maturity. As a result of the large prepayment of this obligation, the commitment from Masco Corporation was deemed unnecessary. Until the remaining 4.5% convertible subordinated debentures are repaid, availability up to $100 million on the Company's working capital revolver loan will be restricted. This restriction, however, will be tied to the outstanding unpaid balance as future repurchases are made, and is $98.5 million as of December 29, 2002.

     In conjunction with the above senior subordinated debt offering and the amended credit agreement, the Company repaid the outstanding balance on its tranche A, B and C term loan facilities. The Company's debt is summarized below.

                                                                                      (IN MILLIONS)
                                                                             DECEMBER 29,       DECEMBER 31,
                                                                                 2002                2001
                                                                              -----------       ---------

           Senior credit facilities:
                Tranche A term loan facility ..............................    $   --             $    412
                Tranche B term loan facility ..............................        --                  478
                Tranche C term loan facility ..............................        --                  185
                Tranche D term loan facility ..............................        399                --
                Revolving credit facility .................................        --                 --
                                                                               -------            --------
                   Total senior credit facility ...........................    $   399            $  1,075
                4.5% convertible subordinated debentures, due 2003.........        --                  263
                11% senior subordinated notes, due 2012 ...................        250                --
                Other debt.................................................         20                  21
                                                                               -------            --------
           Total long-term debt............................................    $   669            $  1,359
           4.5% convertible subordinated debentures, due 2003 (face
           value $98.5 million) ..........................................          91                --
           Other current maturities .......................................          9                  43
                                                                               -------            --------
           Total debt .....................................................    $   769            $  1,402
                                                                               =======            ========

     As of December 29, 2002, the amortization of our bank term indebtedness is as follows (in millions):

     2003 ......................................   $    1.0
     2004 ......................................        1.0
     2005.......................................        1.0
     2006.......................................        1.0
     2007 ......................................        1.0
     2008 ......................................        1.0
     2009 ......................................      394.0

     Borrowings under the credit facility will bear interest, at our option, at either:

     o  A base rate used by JPMorgan Chase Bank, plus an applicable margin; or

     o  A eurocurrency rate on deposits for one, two, three or six month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The applicable margin on credit facility loans is subject to change depending on the Company's leverage ratio and is presently 2.75% on base rate loans and 3.75% on eurocurrency loans. The applicable margin on the term loan is not dependent on the Company's leverage ratio and is currently
     1.75% on base rate loans and 2.75% on eurocurrency loans.

     The senior credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries, including, among other things, restrictions on incurring new debt, capital expenditures, investments and asset sales, and maintenance of certain financial ratios.
     The Company was in compliance with these covenants at December 29, 2002.

     In connection with the Company's early retirement and refinancing of its prior credit facility, it incurred one-time charges totaling $76.4 million, including prepayment penalties, write-offs of capitalized debt issuance costs, a write-off of the unamortized discount on the 4.5% subordinated debenture and losses realized on interest rate arrangements associated with the term loans. A loss of $7.5 million is reflected as a "Loss on interest rate arrangements upon early retirement of term loans" in the Company's consolidated statement of operations for the year ended December 29, 2002
     (see Note 15). The remaining $68.9 million of costs are reflected as "Loss on repurchase of debentures and early retirement of term loans" in the
     Company's consolidated statement of operations.

     The Company capitalized $9.6 million and $2.5 million of debt issuance costs associated with the 11% senior subordinated notes due 2012 and the amended and restated credit facility, respectively. These debt issuance costs consist primarily of fees paid to representatives of the initial purchasers, legal fees and facility fees paid to the lenders. The $9.6 million and $2.5 million of costs are being amortized based on the effective interest method over the 10-year term of the 11% senior subordinated notes due 2012 and the 71/2 year term of the term loan agreement, respectively. The unamortized balances of $9.1 million related to the senior subordinated notes and $2.3 million related to the amended and restated credit facility are included in "Other assets" in the
     Company's consolidated balance sheet as of December 29, 2002.

     Interest at a rate of 4.5% is paid semi-annually on the convertible subordinated debentures on June 15 and December 15 to record holders of the convertible subordinated debentures on the preceding June 1 or December 1, respectively. The convertible subordinated debentures mature on December
     15, 2003.

     Interest at a rate of 11% is paid semi-annually on the senior subordinated notes on June 15 and December 15 to record holders of the senior subordinated notes on the preceding June 1 or December 1, respectively. The senior subordinated notes mature on June 15, 2012.

     Other debt includes borrowings by the Company's subsidiaries denominated in foreign currencies and capital lease obligations.

     The maturities of our total debt at December 29, 2002 during the next five years and beyond are as follows (in millions): 2003 -- $100; 2004 -- $8;
     2005 -- $5; 2006 -- $3; 2007 -- $1; 2008 and beyond -- $652.

15.  DERIVATIVE FINANCIAL INSTRUMENTS

     The Company manages its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

      In February 2001, the Company entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its credit facility. These agreements include two interest rate collars with a term of three years, a total notional amount of $200 million, and a three month
     LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also include four interest rate caps at a three-month LIBOR interest rate of 7% with a total notional amount of $333 million. As a result of the Company's early retirement of its term loans in
     June 2002 (see Note 14), a cumulative non-cash loss of $7.5 million was recorded in the second quarter and is reflected as a "Loss on interest rate arrangements upon early retirement of term loans" in the Company's consolidated statement of operations for the year ended December 29, 2002.
     The two interest rate collars and two of the interest rate caps totaling
     $200 million were immediately redesignated to the Company's new term loans in June 2002, resulting in a cumulative unrealized loss of $0.8 million as of December 29, 2002, which is included in "Accumulated other comprehensive income (loss)" in the Company's consolidated balance sheet. The remaining two interest rate caps totaling $133 million no longer qualify for hedge accounting. Therefore, any unrealized gain or loss is recorded as other income or expense in the consolidated statement of operations beginning
     June 20, 2002. As of December 29, 2002, a loss of $0.04 million has been recorded as "other expense" in the consolidated statement of operations.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Under these agreements, the Company recognized additional interest expense of $5.2 million during the year ended December 29, 2002. The Company expects to reclassify a portion of the $0.8 million currently included in other comprehensive income into earnings as quarterly interest payments are made. Assuming interest rates remain constant, the Company expects to recognize $5.4 million as additional expense in 2003.

16.  LEASES

     The Company leases certain property and equipment under operating and capital lease arrangements that expire at various dates through 2021. Most of the operating leases provide the Company with the option, after the initial lease term, either to purchase the property or renew its lease at the then fair value. Rent expense was $38.2, $27.1 and $8.0 million for the years ended December 29, 2002, December 31, 2001 and eleven months of 2000, respectively.

     The Company completed sale-leaseback financings in 2002, 2001 and 2000 relating to certain equipment and buildings, the proceeds of which were used to pay down the revolving credit and term loan facilities. Due to the sale-leaseback financings, the Company has significantly increased its commitment to future lease payments.

      In June 2001, a subsidiary of the Company sold and leased back equipment under a synthetic sale-leaseback structure. At closing, the Company provided a guarantee of all obligations of its subsidiary under the lease.
     At the end of the lease (including the expiration of all renewal options)
     the Company has the option of either purchasing all of the equipment for approximately $10 million or returning the equipment to the lessor under the lease. In the event the equipment is returned, the Company and lessor shall arrange for the disposition of the equipment. At such time the
     Company is obligated to pay approximately $10 million to the lessor and is entitled to receive from the lessor a residual value equal to approximately
     $1.4 million plus proceeds from the disposition of the equipment for the extent such proceeds exceed $1.4 million.

     Future minimum lease payments under scheduled capital and operating leases that have initial or remaining noncancelable terms in excess of one year as of December 29, 2002 are as follows:

                                                                   (IN THOUSANDS)
                                                     CAPITAL LEASES      OPERATING LEASES
                                                     --------------      ---------------

    2003 .........................................      $  5,200             $  32,200
    2004 .........................................         4,270                30,710
    2005 .........................................         1,740                25,730
    2006 .........................................           240                23,740
    2007 .........................................            10                23,110
    Thereafter ...................................           ---               115,390
                                                        --------             ---------
    Total minimum payments .......................      $ 11,460             $ 250,880
                                                        --------             =========
    Amount representing interest .................      $ (1,110)
                                                        ---------
    Obligations under capital leases .............        10,350
    Obligations due within 1 year ................        (4,470)
                                                        ---------
    Long-term obligations under capital leases ...      $  5,880
                                                        ========

17.  REDEEMABLE PREFERRED STOCK

         The Company has outstanding 361,001 shares of $36.1 million in liquidation value ($33.9 million estimated carrying value for accounting purposes) of Series A preferred stock par value $1 and authorized 370,000 shares to Masco Corporation. The Company will accrete from the carrying value to the liquidation value ratably over the twelve-year period. The preferred stock is mandatorily redeemable on December 31, 2012. Series A preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005 plus 2% per annum for any period for which there are any accrued and unpaid dividends (see Note
     1, "Recapitalization and Change in Accounting Basis").

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Company has outstanding 184,153 shares valued at $18.5 million of redeemable Series B preferred stock in exchange for interests in GMTI held by its former shareholders. The redeemable Series B preferred shares issued are mandatory redeemable on June 15, 2013. The Series B preferred stockholders are entitled to receive, when, as and if declared by the
     Company's Board of Directors, cumulative semi-annual cash dividends at a rate of 11.5% per annum.

     Preferred stock dividends were $9.1 million and $5.8 million, while dividend cash payments were zero and $2.8 million, for the years ended
     December 29, 2002 and December 31, 2001, respectively. Redeemable preferred stock, consisting of outstanding shares and unpaid dividends, was $64.5 million and $55.2 million in the Company's consolidated balance sheet at
     December 29, 2002 and December 31, 2001, respectively.

18.  SHAREHOLDERS' EQUITY

     In exchange for all of the shares held by Heartland in GMTI, the Company issued common shares valued at approximately $45.4 million, which was equal to Heartland's investment in GMTI on the date of transfer in June 2001.
     Also as part of the transaction the Company issued common shares valued at
     $20 million in exchange for interests in GMTI held by its former shareholders.

     On the basis of amounts paid (declared), cash dividends per common share were $0.24 ($0.24) in 2000 (eleven month period).

19.  STOCK OPTIONS AND AWARDS

     Prior to the recapitalization, the Company's Long Term Stock Incentive Plan
     provided for the issuance of stock-based incentives. The Company granted long-term stock awards, net, for 401,000 shares of Company common stock during 2000 (prior to the recapitalization) to key employees of the
     Company. The weighted average fair value per share of long-term stock awards granted during 2000 on the date of grant was $13. Compensation expense for the vesting of long-term stock awards was approximately $4.9 million, $7.9 million and $6.5 million in 2002, 2001 and eleven months of
     2000, respectively. Prior to the recapitalization merger, the unamortized value of unvested stock awards were generally amortized over a ten-year vesting period and were recorded in the financial statements as a deduction from shareholders' equity.

     As part of the recapitalization, the Company cancelled outstanding stock awards and made new restricted stock awards to certain employees of approximately 3.7 million shares of Company common stock. Under the terms of the recapitalization agreement, those shares become free of restriction, or vest, as to one-quarter upon the closing of the recapitalization merger and one-quarter in each of January 2002, 2003 and 2004. Holders of restricted stock were entitled to elect cash in lieu of 40% of their respective stock, which vested at the closing of the recapitalization merger. On each of the subsequent vesting dates, holders of restricted stock may elect to receive all of the installment in common shares, 40% in cash and 60% in common shares, or 100% of the installment in cash. The number of shares to be received will increase by 6% per annum and any cash to be received will increase by 6% per annum from the $16.90 per share recapitalization consideration.

     As a result of the ability of the holder to elect a partial or full cash option, the restricted shares have been classified as redeemable restricted common stock on the Company's consolidated balance sheet. There were approximately 1.7 million restricted shares outstanding at December 29,
     2002. At December 29, 2002, holders of unvested awards had elected the cash option for approximately $10.1 million of the January 14, 2003 vesting. A portion of this obligation belongs to our former TriMas subsidiary, but the
     Company must continue to record TriMas' portion of the redeemable restricted common stock recognized on its consolidated balance sheet. The redeemable stock is recorded as "Redeemable restricted common stock" of
     $23.8 million and $32.8 million, net of the unamortized portion recorded as
     "Restricted unamortized stock awards" of $(3.1) million and $(12.1) million on the Company's consolidated balance sheet as of December 29, 2002 and
     December 31, 2001 , respectively. An additional $10.1 million, representing the cash portion of the January 14, 2003 vesting, is recorded as accrued liabilities on the Company's consolidated balance sheet. TriMas' portion, consisting of approximately 50% of total obligations, is included in the above restricted stock amounts as of December 29, 2002.

     Holders of options with the exercise price below the merger consideration and former holders of restricted stock will also be entitled to additional cash amounts from the proceeds of the disposition of Saturn stock, if any, in accordance with the recapitalization agreement. Options with an exercise price exceeding the merger consideration were cancelled.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Subsequent to the recapitalization, a new Long Term Equity Incentive Plan
     (the "Plan") was adopted in 2001, which provides for the issuance of equity-based incentives in various forms. As of December 29, 2002, the
     Company has stock options outstanding for 2,539,000 shares at a price of
     $16.90 per share to key employees of the Company. These options have a ten-year option period and vest ratably over a three year period from date of grant. However, the options' exercisability is limited in the circumstances of a public offering whereby the shares are required to be held and exercised after the elapse of certain time periods.

     The weighted average fair value of long-term stock awards is $16.90 per share at December 29, 2002. A summary of the status of the Company's stock options granted under the new Plan or prior plans for the three years ended
     2002, 2001 and 2000 (eleven month period) is as follows:

                                                                                (SHARES IN THOUSANDS)
                                                                       2002            2001            2000
                                                                   -----------     -----------      --------

    Option shares outstanding, January 1 .........................    2,855             ---           3,880
    Weighted average exercise price ..............................   $16.90             ---             $14
    Option shares granted ........................................      153           2,855              30
    Weighted average exercise price ..............................   $16.90          $16.90             $12
    Option shares exercised ......................................      ---             ---            (150)
    Weighted average exercise price ..............................      ---             ---              $5
    Option shares cancelled due to forfeitures ...................     (469)            ---             (10)
    Weighted average exercise price ..............................   $16.90             ---             $11
    Option shares cancelled due to recapitalization ..............      ---             ---          (3,750)
    Option shares outstanding, December 31 .......................    2,539           2,855             ---
    Weighted average exercise price ..............................   $16.90          $16.90             ---
    Weighted average remaining option term (in years) ............      8.5             9.5             ---
    Option shares exercisable, December 31 .......................      ---             ---             ---
    Weighted average exercise price ..............................      ---             ---             ---

     A combined total of approximately 4.9 million, 4.9 million and 7.2 million shares of Company common stock were available for the granting of options and incentive awards under the above plans in 2002, 2001 and 2000, respectively.

     The Company has elected to continue to apply the provisions of Accounting
     Principles Board Opinion No. 25 and, accordingly, no stock option compensation expense is included in the determination of net income in the consolidated statement of operations. The weighted average fair value on the date of grant of options granted was zero, $3.80 and not applicable in
     2002, 2001 and 2000, respectively. Had stock option compensation expense been determined pursuant to the methodology of SFAS No. 123, "Accounting for Stock-Based Compensation," the pro forma effects on the Company's basic earnings per share would have been a reduction of approximately $0.04 in
     2002, $.04 in 2001 and no impact in 2000.

     The fair value of the options was estimated at the date of grant using the minimum value method for 2002 and 2001, with no assumed dividends or volatility, a weighted average risk-free interest rate of 4.1% in 2002 and
     4.4% in 2001, and an expected option life of 5.5 years in both 2002 and
     2001.

20.  EMPLOYEE BENEFIT PLANS

     Pension and Profit-Sharing Benefits. Substantially all employees participate in noncontributory profit-sharing and/or contributory defined contribution plans, to which payments are approved annually by the Board of
     Directors. Aggregate charges to income under defined contribution plans were $4 million in 2002, $6 million in 2001 and $6 million in 2000 (eleven month period).

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In addition, the Company sponsors defined benefit pension plans for most of its employees. Net periodic pension cost for the Company's defined benefit pension plans includes the following components for the years ended
     December 29, 2002, December 31, 2001 and eleven months of 2000:

                                                                          (IN THOUSANDS)
                                                               2002          2001             2000
                                                            ---------       ---------       ---------

    Service cost .........................................  $   6,410       $   7,880       $   6,460
    Interest cost ........................................     18,340          18,080          13,250
    Expected return on assets ............................    (15,710)        (15,170)         (9,450)
    Amortization of transition obligation ................        ---              --             110
    Amortization of prior-service cost ...................         40              10             680
    Recognized loss due to curtailments/settlements ......      1,280             ---             ---
    Amortization of net loss .............................         30             ---             780
                                                            ---------       ---------       ---------
    Net periodic pension cost ............................  $  10,390       $  10,800       $  11,830
                                                            =========       =========       =========

     Major assumptions used in accounting for the Company's defined benefit pension plans at September 30 are as follows:

                                                                         (IN THOUSANDS)
                                                                2002            2001        2000
                                                               -------        -------      --------

    Discount rate for obligations ........................     6.75%           7.625%       7.75%
    Rate of increase in compensation levels ..............     4.00%           4.00%        4.00%
    Expected long-term rate of return on plan assets .....     9.00%           9.00%        9.00%

     The following provides a reconciliation of the changes in the defined-benefit pension plans' projected benefit obligations and fair value of assets for each of the two years ended December 29, 2002 and December
     31, 2001, and the funded status as of December 29, 2002 and December 31,
     2001:

                                                                                                              (IN THOUSANDS)
                                                                                                           2002              2001
                                                                                                       ----------        --------

    CHANGES IN PROJECTED BENEFIT OBLIGATIONS
       Benefit obligations at January 1 ...........................................................    $(247,220)        $(226,840)
       Acquisitions ...............................................................................          ---            (7,130)
       Service cost ...............................................................................       (6,410)           (7,880)
       Interest cost ..............................................................................      (18,340)          (18,080)
       Employee contributions .....................................................................         (260)             (310)
       Plan amendments ............................................................................       (1,380)             (480)
       Actuarial loss .............................................................................      (34,820)              220
       Curtailments/settlements ...................................................................       34,490               ---
       Benefit payments ...........................................................................       15,390            11,730
       Change in foreign currency .................................................................       (2,200)            1,550
                                                                                                       ----------        ---------
    Projected benefit obligations at December 29, 2002 and December 31, 2001 ....................      $(260,750)        $(247,220)
                                                                                                       ==========        ==========
    CHANGES IN PLAN ASSETS
    Fair value of plan assets at January 1........................................................     $ 159,060         $ 156,510
       Acquisitions  ..............................................................................          ---             2,050
       Divestitures ...............................................................................       (9,650)              ---
       Actual return on plan assets ...............................................................       (9,120)          (14,310)
       Contributions ...........................................................................          26,010            27,650
       Curtailments/settlements ...................................................................       (3,450)              ---
       Benefit payments ..........................................................................       (15,390)          (11,730)
       Expenses/other  ............................................................................        1,200            (1,110)
                                                                                                       ---------         ----------
    Fair value of plan assets at December 29, 2002 and December 31, 2001 ..........................    $ 148,660         $ 159,060
                                                                                                       =========         =========
    FUNDED STATUS
    Plan assets less than projected benefits at December 29, 2002 and December 31, 2001 ...........    $(112,090)        $ (88,160)
       Unamortized prior-service cost .............................................................          230               480
       Unamortized net loss .......................................................................       67,700            29,700
                                                                                                       ---------         ---------
    Net liability recognized at December 29, 2002 and December 31, 2001 ...........................    $ (44,160)        $ (57,980)
                                                                                                       ==========        ==========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following provides the amounts related to the plans at December 29, 2002 and
December 31, 2001:

                                                                                                              (IN THOUSANDS)
                                                                                                           2002              2001
                                                                                                       ----------        --------

    Prepaid benefit cost ..........................................................................    $    2,360        $    4,550
    Accrued benefit liability (current portion of $(15,970) and $(13,090) included with accrued
       liabilities at December 29, 2002 and December 31, 2001, respectively) ......................      (106,870)          (74,530)
    Intangible asset ..............................................................................           230               400
    Accumulated other comprehensive income ........................................................        60,120            11,600
                                                                                                       ----------        ----------
    Net liability recognized ......................................................................    $  (44,160)       $  (57,980)
                                                                                                       ===========       ===========

The increase in accumulated other comprehensive income to $60.1 million at
December 29, 2002 primarily reflects the excess of the accumulated benefit obligation over the fair value of the plan assets.

As a result of the disposition of TriMas on June 6, 2002, the Company is not responsible for TriMas' net periodic pension cost subsequent to this date.
However, the Company must continue to record TriMas' portion of the net liability recognized on the Company's consolidated balance sheet.

Postretirement Benefits. The Company provides postretirement medical and life insurance benefits, none of which are funded, for certain of its active and retired employees. Net periodic postretirement benefit cost includes the following components for the years ended December 29, 2002, December 31, 2001 and eleven months of 2000:

                                                                         (IN THOUSANDS)
                                                             2002          2001            2000
                                                           --------     -----------      --------

    Service cost ......................................     $1,040         $  760          $  300
    Interest cost .....................................      3,010          3,080          $1,400
    Net amortization ..................................        (20)           ---          $  500
                                                            -------        ------          ------
    Net periodic postretirement benefit cost ..........     $4,030         $3,840          $2,200
                                                            ======         ======          ======

The following provides a reconciliation of the changes in the postretirement benefit plans' benefit obligations for each of the two years ended December 29,
2002 and December 31, 2001, and the status as of December 29, 2002 and December
31, 2001:

                                                                                    (IN THOUSANDS)
                                                                                 2002              2001
                                                                             ----------        --------

    CHANGES IN BENEFIT OBLIGATIONS
    Benefit obligations at January 1 .....................................   $  (42,710)       $  (40,670)
    Service cost .........................................................       (1,040)             (760)
    Interest cost ........................................................       (3,010)           (3,080)
    Actuarial gain (loss) ................................................       (7,920)             (190)
    Benefit payments .....................................................        2,360             1,990
    Change due to amendment/settlement/spin-off ..........................        7,180               ---
    Change due to curtailment/window .....................................         (270)              ---
                                                                             -----------       ----------
    Benefit obligations at December 29, 2002 and December 31, 2001 .......   $  (45,410)       $  (42,710)
                                                                             ===========       ===========
    STATUS
    Benefit obligations at December 29, 2002 and December 31, 2001 .......   $  (45,410)       $  (42,710)
    Unrecognized prior-service cost (credit) .............................       (1,490)              ---
    Unrecognized net loss ................................................        7,470               190
                                                                             ----------        ----------
    Net liability at December 29, 2002 and December 31, 2001 .............   $  (39,430)       $  (42,520)
                                                                             ===========       ===========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The discount rate used in determining the accumulated postretirement benefit obligation was 6.75% and 7.625% in 2002 and 2001, respectively. The assumed health care cost trend rate in 2002 was 10.5%, decreasing to an ultimate rate of 5.0% over twelve years. If the assumed medical cost trend rates were increased by one percent, the accumulated postretirement benefit obligations would increase by $4.5 million and the aggregate of the service and interest cost components of net periodic postretirement benefit obligations cost would increase by $0.4 million. If the assumed medical cost trend rates were decreased by one percent, the accumulated postretirement benefit obligations would decrease by $3.8 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost would decrease by $0.3 million.

     As a result of the disposition of TriMas on June 6, 2002, the Company is not responsible for TriMas' net periodic postretirement benefit cost, benefit obligations and net liability subsequent to this date.

21.  SEGMENT INFORMATION

     The Company has defined a segment as a component with business activity resulting in revenue and expense that has separate financial information evaluated regularly by the Company's chief operating decision maker and its board of directors in determining resource allocation and assessing performance.

     The Company has established Adjusted Earnings Before Interest Taxes
     Depreciation and Amortization ("Adjusted EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities.
     The Company defines Adjusted EBITDA as operating profit plus depreciation and amortization plus legacy stock award expense (contractual obligation from November 2000 acquisition, which will runoff completely by 2003).

     In the second quarter of 2002, the Company modified its organizational structure. As a result, the Company is now comprised of three reportable segments: Chassis, Driveline and Engine. Accordingly, the Company has
     restated sales for all prior periods to reflect this change. However, it was not practicable to restate Adjusted EBITDA for prior periods to reflect the new segment structure, and therefore Adjusted EBITDA is presented in total for the entire Company for periods prior to 2002. Adjusted EBITDA is presented using the Company's modified segment structure beginning in 2002.

     As discussed in Note 6, the Company completed a divestiture of a portion of its TriMas Group on June 6, 2002. The TriMas Group is presented at the group level, rather than by segment, for all periods presented. Subsequent to June 6, 2002, the Company's equity investment in TriMas and equity share in TriMas' earnings (loss) is included in "Automotive/centralized resources
     ("Corporate")."

     CHASSIS -- Manufactures components, modules and systems used in a variety of engineered chassis applications, including fittings, wheel-ends, axle shaft, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, powder metal forging and machinery and assembly.

     DRIVELINE -- Manufactures components, modules and systems, including precision shafts, hydraulic controls, hot and cold forgings and integrated program management used in a broad range of transmission applications.
     These applications include transmission and transfer case shafts, transmission valve bodies, cold extrusion and Hatebur hot forgings.

     ENGINE -- Manufactures a broad range of engine components, modules and systems, including sintered metal, powder metal, forged and tubular fabricated products used for a variety of applications. These applications include balance shaft modules and front cover assemblies.

     The Company's export sales approximated $174 million, $137 million and $131 million in 2002, 2001 and 2000, respectively.

     The Company acquired Simpson Industries, Inc. on December 15, 2000.
     December 31 income statement data includes Simpson activity for the period
     December 15, 2000 through December 31, 2000.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Segment activity for the twelve months ended December 29, 2002 and December
    31, 2001 and 2000 is as follows:

                                                                             (IN THOUSANDS)
                                                                                              11 MONTHS ENDED
                               SALES                           2002            2001           NOVEMBER 28,2000
                               -----                         --------      ------------       ----------------

      Automotive Group
         Chassis .....................................       $164,840         $154,900           $ 19,280
         Driveline ...................................        806,860          791,070            572,630
         Engine ......................................        493,070          455,260            221,270
                                                           ----------       ----------         ----------
              Automotive Group .......................      1,464,770        1,401,230           813,180
      TriMas Group ...................................        328,580          726,600            732,210
                                                           ----------       ----------         ----------
             Total Sales .............................     $1,793,350       $2,127,830         $1,545,390
                                                           ==========       ==========         ==========

                          ADJUSTED EBITDA
                          ---------------
      Automotive Group
         Chassis .....................................     $   17,860
         Driveline ...................................        101,020
         Engine ......................................         65,220
                                                           ----------
              Automotive Operating ...................        184,100       $  181,530         $  131,450
      Automotive/centralized resources  ("Corporate").        (18,750)         (13,600)            (5,670)
                                                           ----------       ----------         ----------
              Automotive Group .......................        165,350       $  167,930         $  125,780
      TriMas Group ...................................         62,410          126,470            137,380
                                                           ----------       ----------         ----------
      Total Adjusted EBITDA ..........................        227,760          294,400            263,160
      Depreciation & amortization ....................       (108,790)        (159,420)           (72,530)
      Legacy stock award expense .....................         (4,880)          (7,930)            (5,330)
                                                           ----------       ----------         ----------
      Operating profit ...............................     $  114,090       $  127,050         $  185,300
                                                           ==========       ==========         ==========

     Note: The one-month period ended December 31, 2000 had sales of $105 million, Adjusted EBITDA of $(14) million and operating loss of $26 million.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company defines total net assets as total assets less current liabilities.

     FINANCIAL SUMMARY BY SEGMENT:

                                                      (IN THOUSANDS)
                                           2002            2001           2000
                                       -----------     -----------    ------------

    NET ASSETS:
    Automotive Group
       Chassis ....................... $   120,080
       Driveline .....................     772,760
       Engine ........................     554,070
                                       -----------
         Automotive Group ............   1,446,910     $   889,280     $   844,530
       TriMas Group ..................         ---       1,303,370       1,482,950
    Corporate ........................     177,470         370,080         265,640
                                       -----------     -----------     -----------
       Total ......................... $ 1,624,380     $ 2,562,730     $ 2,593,120
                                       ===========     ===========     ===========

    CAPITAL EXPENDITURES:
    Automotive Group
       Chassis ....................... $    18,620
       Driveline .....................      38,250
       Engine ........................      49,210
                                       -----------
         Automotive Group ............     106,080     $    96,730     $    79,910
                                       -----------     -----------     -----------
       TriMas Group ..................       9,960          18,690          22,800
    Corporate ........................      10,630           2,600           4,300
                                       -----------     -----------     -----------
       Total ......................... $   126,670     $   118,020     $   107,010
                                       ===========     ===========     ===========

    DEPRECIATION & AMORTIZATION:
                                                                      JAN 1-NOV 27
                                                                           2000
                                                                      ------------
    Automotive Group
       Chassis ....................... $     7,190
       Driveline .....................      46,780
       Engine ........................      31,540
                                       -----------
         Automotive Group ............      85,510     $    98,530     $    34,730
       TriMas Group ..................      16,270          56,980          38,940
    Corporate ........................      11,890          11,840           8,670
                                       -----------     -----------     -----------
       Total ......................... $   113,670     $   167,350     $    82,340
                                       ===========     ===========     ===========

    The following table presents the Company's revenues for each of the years ended December 29, 2002 and December 31, 2001 and 2000 and net assets at each year ended December 29, 2002 and December 31, 2001 and 2000 by geographic area, attributed to each subsidiary's continent of domicile (in thousands). Revenue and net assets (as defined for segment reporting purposes) from no single foreign country were material to the consolidated revenues and net assets of the Company.

                                                  2002                           2001                        2000
                                      --------------------------    ---------------------------  ------------------------
                                                          NET                          NET                          NET
                                         SALES           ASSETS       SALES          ASSETS         SALES          ASSETS
                                      ---------        ---------    ----------     ----------    ----------    ----------

  Europe                             $  247,400       $  284,050    $  250,850     $  290,000    $  164,000    $  193,880
  Australia                              10,850            --           22,030         11,000        23,000        15,000
  Other (non-U.S.) North America         62,310           48,550        71,670         57,000        24,000        56,200
                                     ----------       ----------    ----------     ----------    ----------    ----------
  Total foreign                      $  320,560       $  332,600    $  344,550     $  358,000    $  211,000    $  265,080
                                     ==========       ==========    -=========     ==========    ==========    ==========
  United States                      $1,472,790       $1,291,780    $1,783,280     $2,204,730    $1,439,160    $2,328,040
                                     ==========       ==========    ==========     ==========    ==========    ==========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     A significant percentage of the Automotive Group's revenues are from four major customers. The following is a summary of the percentage of Automotive
     Group revenue from these customers for the fiscal years ended:

                                          DECEMBER 29, 2002       DECEMBER 31, 2001     DECEMBER 31, 2000
                                          -----------------       -----------------     -----------------

     Ford Motor Company ................         17.5%                   16.6%                 14.6%
     General Motors Corporation ........         12.0%                   12.9%                  3.2%
     New Venture Gear ..................         11.5%                   11.7%                 20.7%
     DaimlerChrysler ...................         12.0%                   10.4%                  9.8%

22.  OTHER INCOME (EXPENSE), NET

                                                                        (IN THOUSANDS)
                                                                                Nov 28-Dec 31        Nov 28-Dec 31
                                                    2002           2001              2000                 2000
                                                -----------    -----------      -------------       --------------

     Other, net:
        Interest income ......................    $  1,140       $  1,110          $    230            $   1,310
        Debt fee amortization ................      (4,770)       (11,620)             (550)              (4,490)
        A/R securitization financing fees ....      (3,590)        (8,140)             (940)              (3,270)
        Other, net ...........................      (1,880)           760               130                5,050
                                                  ---------      --------          --------            ---------
          Total other, net ...................    $ (9,100)      $(17,890)         $ (1,130)           $  (1,400)
                                                  =========      =========         =========           ==========

23.  INCOME TAXES

                                                                                            (IN THOUSANDS)
                                                                                               Nov 28-Dec 31        Nov 28-Dec 31
                                                                    2002           2001            2000                 2000
                                                                -----------    -----------     -------------        -------------

     INCOME (LOSS) BEFORE INCOME TAXES:
        Domestic .............................................   $ (99,570)     $ (82,830)         $(41,710)          $  128,030
        Foreign ..............................................      35,680         34,900              (890)              28,640
                                                                 ---------      ---------          ---------          ----------
                                                                 $ (63,890)     $ (47,930)         $(42,600)          $  156,670
                                                                 =========      =========          =========          ==========
     PROVISION FOR INCOME TAXES:
     Currently payable:
        Federal ..............................................   $ (43,000)     $ (17,290)         $(18,580)          $   26,500
        State and local ......................................        (780)         2,020            (1,070)               4,770
        Foreign ..............................................       8,830         (2,540)           (2,460)              11,450
     Deferred:
        Federal ..............................................     (11,210)        (4,220)            4,740               19,220
        Foreign ..............................................       7,180         17,430             1,640                 (570)
                                                                 ---------      ---------          --------           -----------
     Income taxes ............................................   $ (38,980)     $  (4,600)         $(15,730)          $   61,370
                                                                 ==========     ==========         =========          ==========

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The components of deferred taxes at December 29, 2002 and December 31,
     2001:

                                                                                                        (IN THOUSANDS)
                                                                                                     2002              2001
                                                                                                 ----------        --------
    DEFERRED TAX ASSETS:

       Inventories ..........................................................................      $  1,600        $    4,720
       Accrued liabilities and other long-term liabilities ..................................        73,290            76,860
       Expected capital loss benefit from disposition of businesses .........................           ---             3,610
       Net operating losses .................................................................        17,890             7,000
                                                                                                 ----------        ----------
                                                                                                   $ 92,780        $   92,190
                                                                                                   --------        ----------
    DEFERRED TAX LIABILITIES:
       Property and equipment ...............................................................       153,300           206,170
       Intangible assets ....................................................................        67,570           184,530
       Debt .................................................................................         2,980            15,230
       Other, principally investments .......................................................        11,390            10,390
                                                                                                 ----------        ----------
                                                                                                 $  235,240        $  416,320
                                                                                                 ----------        ----------
       Net deferred tax liability ...........................................................    $  142,460        $  324,130
                                                                                                 ==========        ==========

     The following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes allocated to income before income taxes:

                                                                                             (IN THOUSANDS)
                                                                                                 Nov 28-Dec31      Nov 28-Dec 31
                                                                      2002            2001          2000                2000
                                                                  -----------     -----------    ----------        -------------

    U.S. federal statutory rate ................................          35%             35%           35%                 35%
    Tax at U.S. federal statutory rate .........................   $ (22,360)      $ (16,780)    $ (14,900)          $  54,830
    State and local taxes, net of federal tax benefit ..........      (1,060)          1,310          (700)              3,100
    Higher effective foreign tax rate ..........................       2,600           2,670          (500)              3,060
    Change in German tax rate ..................................        --              --            --                (2,200)
    Disposition of businesses ..................................        --              --            --                  (960)
    Foreign dividends...........................................       1,070            --            --                  --
    Amortization in excess of tax, net .........................        --             7,110           500               4,680
    Redemption cost ............................................        --              --            --                  --
    Utilization of capital losses...............................     (20,000)           --            --                  --
    Other, net .................................................         770           1,090          (130)             (1,140)
                                                                   ---------       ---------     ----------          ----------
    Income taxes ...............................................   $ (38,980)      $  (4,600)    $ (15,730)          $  61,370
                                                                   ==========      ==========    ==========          =========

     As of December 29, 2002, the Company had unused U.S. net operating loss
     ("NOL") carryforwards of approximately $49 million. $32 million of these losses will expire in 2021; $17 million will expire in 2022.

     A provision has not been made at December 29, 2002 for U.S. or additional foreign withholding taxes on approximately $247 million of undistributed earnings of foreign subsidiaries, as the Company intends to permanently reinvest these earnings. Generally, such earnings become subject to U.S.
     taxation upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

     Tax expense for the year ended December 29, 2002 is shown before the cumulative effect of change in recognition and measurement of goodwill impairment of $36.6, for which no tax benefit is available.

     In June 2002, the Company completed its analysis of the impact related to the U.S. Department of Treasury's recently issued regulations that replaced the loss disallowance rules applicable to the sale of stock of a subsidiary member of a consolidated tax group. These regulations permit the Company to utilize a previously disallowed capital loss that primarily resulted from the sale of a subsidiary in 2000. Accordingly, a tax benefit of $20 million was recorded for the year ended December 29, 2002.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     As a result of the June 6, 2002 sale of approximately 66% of TriMas to
     Heartland Industrial Partners L.P., the Company no longer consolidates with
     TriMas and U.S. subsidiaries of TriMas on its U.S. federal tax return after such date. Under the terms of the TriMas stock purchase agreement, income of approximately $9.5 million (inclusive of interest push-down) from TriMas through June 6, 2002 will be absorbed by Metaldyne's consolidated loss and is not required to be reimbursed to the Company. In addition, approximately
     $7 million of the Company's NOL is required to be allocated to TriMas and utilized on its own separately filed federal tax returns. TriMas is required to reimburse the Company for this utilization as it occurs.

24.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     In accordance with Statement of Financial Accounting Standards No. 107,
     "Disclosures about Fair Value of Financial Instruments," the following methods were used to estimate the fair value of each class of financial instruments:

     CASH AND CASH INVESTMENTS

     The carrying amount reported in the balance sheet for cash and cash investments approximates fair value.

     LONG-TERM DEBT

     The carrying amount of bank debt and certain other long-term debt instruments approximates fair value as the floating rates applicable to this debt reflect changes in overall market interest rates. The fair values of the Company's subordinated debt instruments were based on quoted market prices until December 2001 when the debt no longer traded on a public exchange.

     DERIVATIVES

     The Company manages its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

     The fair value of the Company's interest rate protection agreements that qualify for hedge accounting approximated $(8.3) million at December 29,
     2002. The $(8.3) million has been recognized as a liability at December 29,
     2002 and the change in fair value is included in other comprehensive income. $(7.3) million of the liability is classified as current based on the maturity dates of the derivatives and is included in accrued liabilities. The remaining $(1.0) million is considered long-term and is included in other long-term liabilities.

     Interest rate swap agreements covering a notional amount of $400 million of the Company's floating rate debt were entered into in 1998 at an aggregate interest rate of approximately six percent before the addition of the borrowing margin in the underlying bank agreement. The fair value of the swap agreements, $13 million at December 31, 1999, was not recognized in the consolidated financial statements since they are accounted for as hedges of the floating rate exposure. These swap agreements expired or were terminated in June 2000 at a gain, and the Company received proceeds of approximately $15.8 million. The cash proceeds were used for the reduction of long-term debt. The Company recognized a pre-tax gain of approximately
     $13 million in November 2000 related to the interest rate swap agreements as a result of the repayment of the related debt due to the recapitalization.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The carrying amounts and fair values of the Company's financial instruments at December 29, 2002 and December 31, 2001 are as follows:

                                                                                                 (IN THOUSANDS)
                                                                                     2002                           2001
                                                                            ----------------------         ------------------------
                                                                             CARRYING      FAIR            CARRYING          FAIR
                                                                              AMOUNT      VALUE             AMOUNT          VALUE
                                                                            ---------    --------         ----------     ----------

     Cash and cash investments .........................................    $  19,130    $ 19,130              --             --
     Receivables .......................................................     $187,690    $187,690         $  105,900     $  105,900
     Interest rate arrangements ........................................    $  (8,330)   $ (8,330)        $   (4,550)    $   (4,550)
     Long-term debt:
       Bank debt .......................................................    $ 399,000    $399,000         $1,075,010     $1,075,010
       11% senior subordinated notes, due 2012 .........................    $ 250,000    $250,000              --             --
       4.5% convertible subordinated debentures, due 2003 ..............    $  91,360    $ 91,360         $  262,860     $  262,860
       Other long-term debt ............................................    $  19,960    $ 19,960         $   21,050     $   21,030

25.  COMMITMENTS AND CONTINGENCIES

     The commitments and contingencies specifically disclosed in the Company's
     2001 Form 10-K relate to potential obligations of its former TriMas subsidiary. As a result of the June 2002 disposition of this business, these potential obligations are the responsibility of TriMas and are no longer commitments and contingencies of Metaldyne.

     The Company is subject to claims and litigation in the ordinary course of its business, but does not believe that any such claim or litigation will have a material adverse effect on its financial position or results of operation.

26.  SUBSEQUENT EVENTS

     NC-M Chassis Systems, LLC Joint Venture. On December 8, 2002, the Company
     announced a Joint Venture Formation Agreement ("Agreement") with Daimler
     Chrysler Corporation ("Chrysler") to operate Chrysler's New Castle
     (Indiana) machining and forge facility. On January 2, 2003, the Company closed on this joint venture transaction, known as NC-M Chassis Systems,
     LLC. In connection with the closing, Chrysler contributed substantially all of the assets of the business conducted at this facility in exchange for
     100% of the common and preferred interests in the joint venture. In addition, the joint venture assumed certain liabilities of the business from Chrysler. Immediately following the contribution, the Company purchased 40% of the common interests in the joint venture from Chrysler for $20 million in cash. This transaction will be accounted for under the equity method of accounting, due to the Company's investment representing greater than 20% but less than 50% of the interest in the joint venture.

     Under the terms of the Agreement, the Company will have an option to purchase Chrysler's common and preferred interests in the joint venture for
     $118.8 million in cash, approximately $31.7 million in principal amount of a new issue of 10-year 10% senior subordinated notes of Metaldyne and approximately $64.5 million in liquidation preference of a new series of preferred stock of Metaldyne. The Company's call option is available to be exercised assuming satisfactory collective bargaining agreement negotiations. If Chrysler does not perform its obligations under
     Metaldyne's call option, including obtaining satisfactory collective bargaining agreement negotiations, Metaldyne has an option to put its initial investment of $20 million, back to Chrysler. If Metaldyne does not exercise its call option within 90 days of Chrysler obtaining satisfactory collective bargaining agreement negotiations, Chrysler has a call option to purchase Metaldyne's initial investment for $1.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

27.  INTERIM AND OTHER SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                          For the Quarters Ended
                               --------------------------------------------------------------------
     2002:                     December 29th      September 29th       June 30th         March 31st
                               -------------      --------------       ---------         ----------

     Net sales ..............   $ 350,870            $ 352,150         $ 530,460         $ 559,870
     Gross profit ...........   $  50,120            $  48,240         $  97,940         $ 102,820
     Net loss ...............   $  (4,590)           $ (11,390)        $ (14,790)        $ (30,770)
     Per common share:
     Basic ..................   $   (0.16)           $   (0.35)        $   (0.39)        $   (0.76)
     Basic
     Diluted ................   $   (0.16)           $   (0.35)        $   (0.39)        $   (0.73)

     2001:
                              December 31st       September 30th       June 30th         March 31st
                              -------------       --------------       ---------         ----------
     Net sales ..............   $  484,630           $ 514,290         $ 572,780         $ 556,130
     Gross profit ...........   $   67,980           $ 100,640         $ 117,880         $ 105,670
     Net loss ...............   $  (23,000)          $  (7,050)        $    (710)        $ (12,570)
     Per common share:
     Basic ..................   $    (0.58)          $   (0.21)        $   (0.04)        $   (0.36)
     Diluted ................   $    (0.58)          $   (0.21)        $   (0.04)        $   (0.36)

     The 2002 net loss and loss per common share amounts reflect the January 1,
     2002 retroactive adoption of SFAS No. 142 and the cumulative effect of change in recognition and measurement of goodwill impairment of $36.6 million for our former TriMas subsidiary. The 2001 loss per common share amounts for the quarters do not total to the full year amounts due to the purchase and retirement of shares throughout the year.

     During the Company's review of its financial information, $4 million of deferred financing costs related to the early extinguishment of debt recorded in the second quarter were identified. The June 30, 2002 amounts disclosed above reflect the correction of this error (net of tax) as a prior period adjustment. Amounts as originally reported for the quarter ended June 30, 2002 were gross profit of $106,350; net loss of $11,110;
     basic loss per share of $0.30; and diluted loss per share of $0.29.

28.  RELATED PARTY TRANSACTIONS

     In November 2000, the Company was acquired by an investor group led by
     Heartland Industrial Partners, L.P. ("Heartland") and Credit Suisse First
     Boston ("CSFB") in a recapitalization transaction. Heartland is a private equity fund established to "buy, build and grow" industrial companies in sectors with attractive consolidation opportunities. In addition to TriMas
     (see Note 6), Heartland has equity interests in other industrial companies.
     The recapitalization and Heartland's investment will allow the Company to continue to aggressively pursue internal growth opportunities and strategic acquisitions, and to increase the scale and profitability of the Company.

     The Company maintains a monitoring agreement with Heartland for an annual fee of $4 million plus additional fees for financings and acquisitions under certain circumstances. The Heartland monitoring agreement is based on a percentage of assets calculation and Heartland has the option of taking the greater of the calculated fee (which would have totaled $6.2 million for 2002) or $4 million. Total monitoring fees paid to Heartland in 2002 were $4 million. Additionally, the Company recorded $0.7 million in 2002 for expense reimbursements to Heartland in the ordinary course of business,
     $0.3 million of which is recorded as accounts payable in the Company's consolidated balance sheet for the year ended December 29, 2002.

      Heartland is also entitled to a 1% transaction fee in exchange for negotiating, contracting and executing certain transactions on behalf of
     Metaldyne, including transactions for sale-leaseback arrangements and other financings. As of December 29, 2002, these fees totaled approximately $1.9 million. None of these fees have been remitted to Heartland and are recorded as accounts payable in the Company's consolidated balance sheet for the year ended December 29, 2002.

      Effective January 23, 2001, the Company changed its name to Metaldyne
     Corporation from MascoTech, Inc. The Company had a corporate service agreement through 2002 with Masco Corporation, which at December 29, 2002 owned approximately 5% of the Company's common stock. Under the terms of the agreement, the Company paid fees to Masco Corporation for various staff support and administrative services, research and development and facilities. Such fees aggregated $0.5 million in 2002, $0.4 million in 2001 and $2.9 million, net in 2000. The fees recorded in 2002 have not yet been remitted and are recorded as accounts payable in the Company's consolidated balance sheet for the year ended December 29, 2002.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     On June 6, 2002, the Company sold 66% of its former TriMas subsidiary to
     Heartland and other investors. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. The Company has a corporate services agreement with TriMas, which requires the Company to provide corporate staff support and administrative services to TriMas subsequent to the divestiture of
     TriMas. Under the terms of the agreement, the Company receives fees from
     TriMas, which aggregated approximately $0.3 million in 2002.

29.  CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR
     SUBORDINATED NOTES

     Post-acquisition Basis Condensed Consolidating Financial Information

     The following condensed consolidating financial information presents:

     (1) Condensed consolidating financial statements as of December 29, 2002 and December 31, 2001, and for the years ended December 29, 2002 and
         December 31, 2001 and the one month ended December 31, 2000 of (a)
         Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

     (2) Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

     The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries'
     cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
            CONDENSED CONSOLIDATING BALANCE SHEETS DECEMBER 29, 2002

                                                                                                     (IN THOUSANDS)
                                            PARENT        GUARANTOR   NON-GUARANTOR  ELIMINATIONS     CONSOLIDATED
                                         ----------     -----------   -------------  ------------     ------------

ASSETS
Current assets:
   Cash and cash equivalents .......    $      --       $    14,610    $     4,520    $      --       $    19,130
   Receivables, net:
     Trade, net of allowance for
       doubtful accounts ...........           --              --          147,670           --           147,670
     Affiliates ....................           --            27,820           --             --            27,820
     Other .........................           --             5,790          5,590           --            11,380
                                        -----------     -----------    -----------    -----------     -----------
              Total receivables, net           --            33,610        153,260           --           186,870
   Inventories .....................           --            55,700         21,120           --            76,820
   Deferred and refundable income
   taxes ...........................           --            22,620            930           --            23,550
   Prepaid expenses and other
     assets ........................           --            23,620          5,520           --            29,140
                                        -----------     -----------    -----------    -----------     -----------
       Total current assets ........           --           150,160        185,350           --           335,510
   Equity investments in affiliates         147,710            --             --             --           147,710
   Property and equipment, net .....           --           496,670        200,840           --           697,510
   Excess of cost over net assets
     of acquired companies .........           --           355,560        196,540           --           552,100
   Investment in subsidiaries ......        517,900         234,980           --         (752,880)           --
   Intangible and other assets .....           --           284,320          1,900           --           286,220
                                        -----------     -----------    -----------    -----------     -----------
       Total assets ................    $   665,610     $ 1,521,690    $   584,630    $  (752,880)    $ 2,019,050
                                        ===========     ===========    ===========    ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ................    $      --       $   133,920    $    52,520    $      --       $   186,440
   Accrued liabilities .............           --            78,980         29,350           --           108,330
   Current maturities, long-term
   debt ............................           --            95,030          4,870           --            99,900
                                        -----------     -----------    -----------    -----------     -----------
     Total current liabilities .....    $      --       $   307,930    $    86,740    $      --       $   394,670
   Long-term debt ..................        250,000         409,190          9,770           --           668,960
   Deferred income taxes ...........           --           126,520         19,990           --           146,510
   Long-term liabilities ...........           --           137,810          5,490           --           143,300
   Intercompany accounts, net ......       (250,000)         22,340        227,660           --              --
                                        -----------     -----------    -----------    -----------     -----------
     Total liabilities                  $      --       $ 1,003,790    $   349,650    $      --       $ 1,353,440
                                        ===========     ===========    ===========    ===========     ===========

   Redeemable preferred stock ......    $    64,510     $      --      $      --      $      --       $    64,510
   Redeemable restricted common
   stock ...........................         23,790            --             --             --            23,790
   Less:  Restricted stock awards ..         (3,120)           --             --             --            (3,120)
                                        -----------     -----------    -----------    -----------     -----------
     Total redeemable stock ........    $    85,180     $      --      $      --      $      --       $    85,180
                                        ===========     ===========    ===========    ===========     ===========

   Shareholders' equity:
   Preferred stock .................    $      --       $      --      $      --      $      --       $      --
   Common stock ....................         42,650            --             --             --            42,650
   Paid-in capital .................        684,870            --             --             --           684,870
   Accumulated deficit .............       (147,100)           --             --             --          (147,100)
   Accumulated other comprehensive
   income (loss) ...................             10            --             --             --                10
   Investment by Parent/Guarantor ..           --           517,900        234,980       (752,880)           --
                                        -----------     -----------    -----------    -----------     -----------
     Total shareholders' equity ....    $   580,430     $   517,900    $   234,980    $  (752,880)    $   580,430
                                        ===========     ===========    ===========    ===========     -----------

     Total liabilities, redeemable
       stock and shareholders'
       equity ......................    $   665,610     $ 1,521,690    $   584,630    $  (752,880)    $ 2,019,050
                                        ===========     ===========    ===========    ===========     ===========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
            CONDENSED CONSOLIDATING BALANCE SHEETS DECEMBER 31, 2001

                                                                                                               (IN THOUSANDS)
                                                    PARENT        GUARANTOR      NON-GUARANTOR  ELIMINATIONS    CONSOLIDATED
                                                 ------------    ------------    -------------  ------------    ------------

ASSETS
Current assets:
   Cash and cash equivalents ................    $      --       $   (12,930)    $    12,930    $      --       $      --
   Receivables, net
     Trade, net of allowance for
     doubtful accounts ......................           --             7,320          85,060           --            92,380
     Affiliates .............................           --              --             --              --              --
     Other ..................................           --              --           11,780            --            11,780
                                                 -----------     -----------     -----------    -----------     -----------
       Total receivables, net ...............                          7,320          96,840           --           104,160
   Inventories ..............................           --            44,850         117,810           --           162,660
   Deferred and refundable income
   taxes ....................................           --            12,500           1,130           --            13,630
   Prepaid expenses and other
     assets .................................           --            26,910          10,480           --            37,390
                                                 -----------     -----------     -----------    -----------     -----------
       Total current assets .................           --            78,650         239,190           --           317,840
   Equity investments in affiliates .........         17,130            --              --             --            17,130
   Property and equipment, net ..............           --           471,110         426,910           --           898,020
   Excess of cost over net assets
     of acquired companies ..................           --           522,080         534,840           --         1,056,920
   Investment in subsidiaries ...............        695,220         423,070            --       (1,118,290)           --
   Intangible and other assets ..............           --           320,560         335,690           --           656,250
                                                 -----------     -----------     -----------    -----------     -----------
       Total assets .........................    $   712,350     $ 1,815,470     $ 1,536,630    $(1,118,290)    $ 2,946,160
                                                 ===========     ===========     ===========    ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable .........................    $      --       $    90,740     $    77,410    $      --       $   168,150
   Accrued liabilities ......................           --           115,980          56,600           --           172,580
   Current maturities, long-term
     debt ...................................           --             9,340          33,360           --            42,700
                                                 -----------     -----------     -----------    -----------     -----------
     Total current liabilities ..............    $      --       $   216,060     $   167,370    $      --       $   383,430
   Long-term debt ...........................           --           935,630         423,290           --         1,358,920
   Deferred income taxes ....................           --           140,320         189,490           --           329,810
   Other long-term liabilities ..............           --           146,050          18,060           --           164,110
   Intercompany accounts, net ...............          2,460        (317,810)        315,350           --              --
                                                 -----------     -----------     -----------    -----------     -----------
     Total liabilities ......................    $     2,460     $ 1,120,250     $ 1,113,560    $      --       $ 2,236,270
                                                 ===========     ===========     ===========    ===========     ===========
   Redeemable preferred stock ...............    $    55,160     $      --       $      --      $      --       $    55,160
   Redeemable restricted common
     stock ..................................         32,760            --              --             --            32,760
   Less: Restricted stock awards ............        (12,060)           --              --             --           (12,060)
                                                 -----------     -----------     -----------    -----------     -----------
     Total redeemable stock .................    $    75,860     $      --       $      --      $      --       $    75,860
                                                 ===========     ===========     ===========    ===========     ===========
   Shareholders' equity:
   Preferred stock ..........................    $      --       $      --       $      --      $      --       $      --
   Common stock .............................         42,570            --              --             --            42,570
   Paid-in capital ..........................        679,670            --              --             --           679,670
   Accumulated deficit ......................        (76,440)           --              --             --           (76,440)
   Accumulated other comprehensive
   income (loss) ............................        (11,770)           --              --             --           (11,770)
   Investment by Parent/Guarantor ...........           --           695,220         423,070     (1,118,290)           --
                                                 -----------     -----------     -----------    -----------     -----------
     Total shareholders' equity .............    $   634,030     $   695,220     $   423,070    $(1,118,290)    $   634,030
                                                 ===========     ===========     ===========    ===========     ===========
     Total liabilities, redeemable
       stock and shareholders'
       equity ...............................    $   712,350     $ 1,815,470     $ 1,536,630    $(1,118,290)    $ 2,946,160
                                                 ===========     ===========     ===========    ===========     ===========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 29, 2002

                                                                                                      (IN THOUSANDS)
                                           PARENT        GUARANTOR     NON-GUARANTOR   ELIMINATIONS    CONSOLIDATED
                                        -----------    ------------   -------------    ------------    ------------

Net sales ..........................    $      --       $ 1,166,240     $   627,110     $      --       $ 1,793,350
Cost of sales ......................           --        (1,025,220)       (469,010)           --        (1,494,230)
                                        -----------     -----------     -----------     -----------     -----------
Gross profit .......................           --           141,020         158,100            --           299,120
Selling, general and administrative
expenses ...........................           --          (102,070)        (74,610)           --          (176,680)
Legacy restricted stock award
expense ............................           --            (4,100            (780)           --            (4,880)
Restructuring charges ..............           --            (3,470)           --              --            (3,470
                                        -----------     -----------     -----------     -----------     -----------
Operating profit ...................           --            31,380          82,710            --           114,090
Other income (expense), net:
Interest expense ...................           --           (87,280)         (3,780)           --           (91,060)
Loss on repurchase of debentures and
  early retirement of term loans ...           --           (68,860)           --              --           (68,860)
Loss on interest rate arrangements
  upon early retirement of term
  loans ............................           --            (7,550)           --              --            (7,550)
Equity and other income (loss) from
  affiliates .......................         (1,410)           --              --              --            (1,410)
Other, net .........................           --           (10,790)          1,690            --            (9,100)
                                        -----------     -----------     -----------     -----------     -----------
Other expense, net .................         (1,410)       (174,480)         (2,090)           --          (177,980)
                                        -----------     -----------     -----------     -----------     -----------
Income (loss) before income taxes
  and cumulative effect of a change
  in accounting principle ..........         (1,410)       (143,100)         80,620            --           (63,890)
Income tax expense (benefit) .......           --           (54,990)         16,010            --           (38,980)
                                        -----------     -----------     -----------     -----------     -----------
Income (loss) before cumulative
  effect of a change in accounting
  principle ........................         (1,410)        (88,110)         64,610            --           (24,910)
Cumulative effect of a change in
  recognition and measurement of
  goodwill impairment ..............           --           (36,630)           --              --           (36,630)
Equity in net income of subsidiaries        (60,130)         64,610            --            (4,480)           --
                                        -----------     -----------     -----------     -----------     -----------
Net income (loss) ..................    $   (61,540)    $   (60,130)    $    64,610     $    (4,480)    $   (61,540)
Preferred stock dividends ..........          9,120            --              --              --             9,120
                                        -----------     -----------     -----------     -----------     -----------
Earnings (loss) attributable to
common stock .......................    $   (70,660)    $   (60,130)    $    64,610     $    (4,480)    $   (70,660)
                                        ===========     ===========     ===========     ===========     ===========

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                                      (IN THOUSANDS)
                                           PARENT        GUARANTOR     NON-GUARANTOR    ELIMINATIONS   CONSOLIDATED
                                        ----------      -----------   --------------    ------------   ------------

Net sales ..........................    $      --       $ 1,137,190     $   992,130     $    (1,490)    $ 2,127,830
Cost of sales ......................           --          (995,110)       (742,040)          1,490      (1,735,660)
                                        -----------     -----------     -----------     -----------     -----------
Gross profit .......................           --           142,080         250,090            --           392,170
Selling, general and administrative
  expenses .........................           --          (109,400)       (147,790)           --          (257,190)
Legacy restricted stock award
  expense ..........................           --            (7,930)           --              --            (7,930)
                                        -----------     -----------     -----------     -----------     -----------
Operating profit ...................           --            24,750         102,300            --           127,050
                                        -----------     -----------     -----------     -----------     -----------
Other income (expense), net:
   Interest expense ................           --           (76,980)        (71,180)           --          (148,160)
   Equity and other income (loss)
     from  affiliates ..............         (8,930)           --              --              --            (8,930)
   Intercompany income (expense),
     net ...........................           --            12,670         (12,670)           --              --
   Other, net ......................           --           (15,160)         (2,730)           --           (17,890)
                                        -----------     -----------     -----------     -----------     -----------
Other expense, net .................         (8,930)        (79,470)        (86,580)           --          (174,980)
                                        -----------     -----------     -----------     -----------     -----------
Income (loss) before income taxes ..         (8,930)        (54,720)         15,720            --           (47,930)
Income taxes (credit) ..............           --           (13,450)          8,850            --            (4,600)
Equity in net income of subsidiaries        (34,400)          6,870            --            27,530            --
                                        -----------     -----------     -----------     -----------     -----------
Net income (loss) ..................    $   (43,330)    $   (34,400)    $     6,870     $    27,530     $   (43,330)
Preferred stock dividends ..........          5,850            --              --              --             5,850
                                        -----------     -----------     -----------     -----------     -----------
Earnings (loss) attributable to
  common stock .....................    $   (49,180)    $   (34,400)    $     6,870     $    27,530     $   (49,180)
                                        ===========     ===========     ===========     ===========     ===========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        ONE MONTH ENDED DECEMBER 31, 2000

                                                                                                                  (IN THOUSANDS)
                                                          PARENT        GUARANTOR    NON-GUARANTOR   ELIMINATIONS  CONSOLIDATED
                                                          ------        ---------    -------------   ------------  ------------
Net sales                                                $      -       $ 46,210       $ 58,630        $    (70)     $104,770
Cost of sales                                                   -        (54,110)       (39,570)             70       (93,610)
                                                         --------       --------       --------        --------      --------
Gross profit                                                    -         (7,900)        19,060               -        11,160
Selling, general and administrative expenses                    -        (14,940)       (21,030)              -       (35,970)
Legacy restricted stock award expense                           -         (1,220)             -               -        (1,220)
Charge for asset impairment                                     -              -              -               -             -
                                                         --------       --------       --------        --------      --------
Operating loss                                                  -        (24,060)        (1,970)              -       (26,030)
                                                         --------       --------       --------        --------      --------
Other income (expense),net:
Interest expense                                                -         (9,960)        (4,480)              -       (14,440)
Equity and other income (loss) from affiliates             (1,000)              -             -               -        (1,000)
Intercompany income (expense), net                              -         (1,560)         1,560               -             -
Other, net                                                      -         (7,850)         6,720               -        (1,130)
                                                         --------       --------       --------        --------      --------
Other income (expense), net                                (1,000)       (19,370)         3,800               -       (16,570)
                                                         --------       --------       --------        --------      --------
Income (loss) before income taxes                          (1,000)       (43,430)         1,830               -       (42,600)
Income (taxes) credit                                           -         15,570            160               -        15,730

Equity in net income of subsidiaries                      (26,870)         1,990              -          24,880             -
                                                         --------       --------       --------        --------      --------
Net income (loss)                                        $(27,870)      $(25,870)      $  1,990        $ 24,880      $(26,870)
Preferred stock dividends                                    (390)             -              -               -          (390)
                                                         --------       --------       --------        --------      --------
Earnings (loss) attributable to common stock             $(28,260)      $(25,870)      $  1,990        $ 24,880      $(27,260)
                                                         ========       ========       ========        ========      ========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 29, 2002

                                                                                                      (IN THOUSANDS)
                                           PARENT        GUARANTOR     NON-GUARANTOR    ELIMINATIONS   CONSOLIDATED
                                        ----------      -----------   --------------    ------------   ------------

Cash flows from operating activities:
Net cash provided by (used for)
  operating activities ..............    $      --       $   (75,600)    $    14,110     $      --      $   (61,490)
                                         -----------     -----------     -----------     -----------    -----------

Cash flows from investing activities:
Capital expenditures ................           --           (91,280)        (35,390)           --         (126,670)
Proceeds from disposition of
  business ..........................           --              --           840,000            --          840,000
Proceeds from sale/leaseback of
  fixed assets ......................           --            52,180            --              --           52,180
                                         -----------     -----------     -----------     -----------    -----------
Net cash provided by (used for)
  investing activities ..............           --           (39,100)        804,610            --          765,510
                                         -----------     -----------     -----------     -----------    -----------
Cash flows from financing activities:
Proceeds from borrowings of term
  loan facilities ...................           --           400,000            --              --          400,000
Principal payments on borrowing of
  term loan facilities ..............           --          (671,850)       (440,600)           --       (1,112,450)
Proceeds from borrowings of
  revolving credit facility .........           --           324,800            --              --          324,800
Principal payments on borrowings of
  revolving credit facility .........           --          (324,800)           --              --         (324,800)
Proceeds from borrowings of senior
  subordinated notes, due 2012 ......        250,000            --              --              --          250,000
Principal payments on borrowings of
  convertible subordinated
  debentures, due 2003 (net of $1.2
  million non-cash portion of
  repurchase) .......................           --          (205,290)           --              --         (205,290)
Proceeds from borrowing of other
  debt ..............................           --             4,340           2,910            --            7,250
Principal payments on borrowing of
  other debt ........................           --            (1,860)         (3,960)           --           (5,820)
Capitalization of debt financing
  fees ..............................           --           (12,100)           --              --          (12,100)
Prepayment costs on early
  extinguishment of debt ............           --            (6,480)           --              --           (6,480)
Change in intercompany accounts .....       (250,000)        622,550        (372,550)           --             --
                                         -----------     -----------     -----------     -----------    -----------
Net cash provided by (used for)
  financing activities ..............           --           129,310        (814,200)           --         (684,890)
                                         -----------     -----------     -----------     -----------    -----------
Net increase (decrease) in cash .....           --            14,610           4,520            --           19,130
Cash and cash equivalents, beginning
  of period .........................           --              --              --              --             --
                                         -----------     -----------     -----------     -----------    -----------
Cash and cash equivalents, end of
  period ............................    $      --       $    14,610     $     4,520     $      --      $    19,130
                                         ===========     ===========     ===========     ===========    ===========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                               (IN THOUSANDS)
                                           PARENT     GUARANTOR   NON-GUARANTOR  ELIMINATIONS  CONSOLIDATED
                                        ----------   -----------  -------------- ------------  ------------

Cash flows from operating activities:
Net cash provided by (used for)
  operating activities ..............    $  23,600     $ 287,890     $(140,260)    $   --      $ 171,230
                                         ---------     ---------     ---------     --------    ---------
Cash flows from investing activities:
Capital expenditures ................         --         (77,840)      (40,180)        --       (118,020)
Acquisitions, net of cash acquired ..         --         (83,320)         --           --        (83,320)
Proceeds from sale/leaseback of
  fixed assets ......................         --          73,590        11,070         --         84,660
Other, net ..........................         --           4,860           200         --          5,060
                                         ---------     ---------     ---------     --------    ---------
Net cash used for investing
  activities ........................         --         (82,710)      (28,910)        --       (111,620)
                                         ---------     ---------     ---------     --------    ---------

Cash flows from financing activities:
Proceeds from borrowings of term
  loan facilities ...................         --          44,250          --           --         44,250
Principal payments on borrowings of
  term loan facilities ..............         --         (81,990)         --           --        (81,990)
Proceeds from borrowings of
  revolving credit facility .........         --          23,560          --           --         23,560
Principal payments on borrowings of
  revolving credit facility .........         --         (48,750)         --           --        (48,750)
Proceeds from borrowing of other
  debt ..............................         --          48,080        11,080         --         59,160
Principal payments on borrowing of
  other debt ........................         --         (48,580)      (36,180)        --        (84,760)
Change in intercompany accounts .....      (23,600)     (156,070)      179,670         --           --
Other, net ..........................         --           2,600          --           --          2,600
                                         ---------     ---------     ---------     --------    ---------
Net cash provided by (used for)
  financing activities ..............      (23,600)     (216,900)      154,570         --        (85,930)
                                         ---------     ---------     ---------     --------    ---------

Net increase (decrease) in cash .....         --         (11,720)      (14,600)        --        (26,320)
Cash and cash equivalents, beginning
  of period .........................         --          (1,210)       27,530         --         26,320
                                         ---------     ---------     ---------     --------    ---------
Cash and cash equivalents, end of
  period ............................    $    --       $ (12,930)    $  12,930     $   --      $    --
                                         =========     =========     =========     ========    =========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        ONE MONTH ENDED DECEMBER 31, 2000

                                                                                                                   (IN THOUSANDS)
                                                                PARENT     GUARANTOR   NON-GUARANTOR  ELIMINATIONS  CONSOLIDATED
                                                                ------     ---------   -------------  ------------  ------------
Cash flows from operating activities:
Net cash provided by (used for) operating activities          $  77,600    $(113,310)    $  30,830      $      -     $ (4,880)
                                                              ---------    ---------     ---------      --------     --------
Cash flows from investing activities:
Captial expenditures                                                  -       (2,260)       (6,900)            -       (9,160)
Acquisitions, net of cash acquired                                    -     (365,170)            -             -     (365,170)
Proceeds from sale/leaseback of fixed assets                          -       51,290        (7,700)            -       43,590
Other, net                                                            -            -             -             -            -
                                                              ---------    ---------     ---------      --------     --------
Net cash provided by (used for) investing activities                  -     (316,140)      (14,600)            -     (330,740)
                                                              ---------    ---------     ---------      --------     --------
Cash flows from financing activities:
Proceeds from borrowings                                              -      259,870        11,600             -      271,470
Principal payments on borrowings                                      -      (41,000)      (11,600)            -      (52,600)
Proceeds from issuance of common stocks                               -      126,110             -             -      126,110
Dividends paid                                                     (390)           -             -             -         (390)
Change in intercompany accounts                                 (77,210)      80,010        (2,800)            -            -
Other, net                                                            -        3,340           (20)            -        3,320
                                                              ---------    ---------     ---------      --------     --------
Net cash provided by financing activities                       (77,600)     428,330        (2,820)            -      347,910
                                                              ---------    ---------     ---------      --------     --------
Net increase (decrease) in cash                                       -       (1,120)       13,410             -       12,290
Cash and cash equivalents, beginning of year                          -          (90)       14,120             -       14,030
                                                              ---------    ---------     ---------      --------     --------
Cash and cash equivalents, end of year                        $       -    $  (1,210)    $  27,530      $      -     $ 26,320
                                                              =========    =========     =========      ========     ========

Pre-acquisition Basis Condensed Consolidating Financial Information

     As discussed in Note 1., on November 2000, a recapitalization of the
Company was consummated in accordance with the terms of a recapitalization agreement.

Subsequently, the Company retroactively adopted purchase accounting for the
November 2000 recapitalization transaction.

The pre-acquisition basis financial information for the periods prior to
November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis. As a result the pre-acquisition basis condensed consolidating financial information is not comparable to the post-acquisition basis condensed consolidating financial information.

The following condensed consolidating financial information presents:

     (1) Condensed consolidating financial statements for the eleven months ended November 30, 2000 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

     (2)  Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      ELEVEN MONTHS ENDED NOVEMBER 27, 2000

                                                                                                                (IN THOUSANDS)
                                                         PARENT       GUARANTOR   NON-GUARANTOR  ELIMINATIONS    CONSOLIDATED
                                                         ------       ---------   -------------  ------------    ------------
Net sales                                               $429,650      $257,520       $859,860      $  (1,640)    $ 1,545,390
Cost of sales                                           (352,890)     (203,070)      (609,230)         1,640      (1,163,550)
                                                        --------      --------       --------      ---------     -----------

Gross profit                                              76,760        54,450        250,630             --         381,840
Selling, general and administrative expenses             (56,960)          410       (135,340)            --        (191,890)
Gains on disposition of businesses, net                      680            --             --             --             680
Legacy restricted stock award expense                     (5,330)           --             --             --          (5,330)
                                                        --------      --------       --------      ---------     -----------
Operating profit                                          15,150        54,860        115,290             --         185,300
                                                        --------      --------       --------      ---------     -----------

Other income (expense),net:
Interest expense                                         (39,350)          (30)       (39,130)            --         (78,510)
Equity and other income from affiliates                   10,820            --             --             --          10,820
Gain from disposition of, or changes in
investments in equity affiliates                          27,520            --             --             --          27,520
Intercompany income (expense), net                        21,700        (4,270)       (17,430)            --              --
Income related to termination of interest rate swap
agreements                                                12,940            --             --             --          12,940
Other, net                                                (3,730)         (360)         2,690             --          (1,400)
                                                        --------      --------       --------      ---------     -----------
Other income (expense), net                               29,900        (4,660)       (53,870)            --         (28,630)
                                                        --------      --------       --------      ---------     -----------

Income (loss) before income taxes and extraordinary
charge                                                    45,050        50,200         61,420             --         156,670
Income (taxes) credit                                    (31,470)       (2,610)       (27,290)            --         (61,370)
                                                        --------      --------       --------      ---------     -----------

Net income (loss) before extraordinary charge             13,580        47,590         34,130             --          95,300
Extraordinary charge, net of taxes of $7,930             (36,330)           --             --             --         (36,330)

Equity in net income of subsidiaries                      81,720         1,530             --        (83,250)             --
                                                        --------      --------       --------      ---------     -----------

Net income (loss)                                       $ 58,970      $ 49,120       $ 34,130      $ (83,250)    $    58,970
Preferred stock dividends                                     --            --             --             --              --
                                                        --------      --------       --------      ---------     -----------
Earnings (loss) attributable to common stock            $ 58,970      $ 49,120       $ 34,130      $ (83,250)    $    58,970
                                                        ========      ========       ========      =========     ===========

                              METALDYNE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

                             GUARANTOR/NON-GUARANTOR
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      ELEVEN MONTHS ENDED NOVEMBER 27, 2000

                                                                                                                   (IN THOUSANDS)
                                                          PARENT       GUARANTOR    NON-GUARANTOR   ELIMINATIONS    CONSOLIDATED
                                                          ------       ---------    -------------   ------------    ------------
Cash flows from operating activities:
Net cash provided by operating activities              $   272,590     $   12,850     $   12,490      $       -      $  297,930
                                                       -----------     ----------     ----------      ---------      ----------
Cash flows from investing activities:
Captial expenditures                                       (34,990)       (28,970)       (33,890)             -         (97,850)
Proceeds from sale of businesses, net                        3,200              -              -              -           3,200
Acquisitions, net of cash acquired                               -              -        (21,330)             -         (21,330)
Proceeds from notes receivable                                (220)             -          1,480              -           1,260
Proceeds from sale of equity investments                   123,920              -              -              -         123,920
Proceeds from sale/leaseback of fixed assets                (3,420)         9,870          1,050              -           7,500
Other, net                                                 (16,480)             -            240              -         (16,240)
                                                       -----------     ----------     ----------      ---------      ----------
Net cash provided by (used for) investing activities        72,010        (19,100)       (52,450)             -             460
                                                       -----------     ----------     ----------      ---------      ----------
Cash flows from financing activities:
Proceeds from borrowings                                 1,000,290              -         42,830              -       1,043,120
Principal payments on borrowings                        (1,033,830)             -        (67,150)             -      (1,100,980)
Debt issuance costs                                        (41,470)             -              -              -         (41,470)
Investment from Heartland Investment Group                 435,220              -              -              -         435,220
Retirement of common stock                                (584,830)             -              -              -        (584,830)
Dividends paid                                             (10,740)             -              -              -         (10,740)
Purchase accounting transaction costs                      (39,580)             -              -              -         (39,580)
Proceeds from interest rate swap settlement                 15,820              -              -              -          15,820
Change in intercompany accounts                            (58,770)         7,130         51,640              -               -
Other, net                                                  (4,570)             -           (840)             -          (5,410)
                                                       -----------     ----------     ----------      ---------      ----------
Net cash used for financing activities                    (322,460)         7,130         26,480              -        (288,850)
                                                       -----------     ----------     ----------      ---------      ----------
Net increase (decrease) in cash                             22,140            880        (13,480)             -           9,540
Cash and cash equivalents, beginning of year               (22,300)          (810)        27,600              -           4,490
                                                       -----------     ----------     ----------      ---------      ----------
Cash and cash equivalents, end of year                 $      (160)    $       70     $   14,120      $       -      $   14,030
                                                       ===========     ==========     ==========      =========      ==========

30.  SUBSEQUENT EVENT--ADOPTION OF SFAS NO. 145

     On December 30, 2002, the Company adopted Statement of Financial Accounting
     Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and
     64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS
     145, among other things, requires the Company to reclassify the loss on repurchase of debentures and early retirement of term loans of $68.9 million (or $43.4 million, net of tax) originally recorded as an extraordinary loss in the December 29, 2002 financial statements to other income/expense. In connection with fulfilling certain of Metaldyne's contractual obligations under a Registration Rights Agreement dated as of
     June 20, 2002, the Company is reissuing its December 29, 2002 financial statements to give effect to the adoption of SFAS No. 145.